                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                U.S. $50,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                             Dated as of May 6, 2003

                                      Among

                               POLYONE CORPORATION
                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders

                                       and

                               CITICORP USA, INC.
                             as Administrative Agent

                                       and

                     NATIONAL CITY COMMERCIAL FINANCE, INC.
                              as Syndication Agent

                                       and

                          KEYBANK NATIONAL ASSOCIATION
                             as Documentation Agent

                                       and

                         CITIGROUP GLOBAL MARKETS, INC.
                              as Sole Lead Arranger

                                TABLE OF CONTENTS

                                    ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Certain Defined Terms.....................................................................        1
Section 1.02. Computation of Time Periods...............................................................       12
Section 1.03. Accounting Terms..........................................................................       12

                        ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

Section 2.01. The Advances and Letters of Credit........................................................       13
Section 2.02. Making the Advances.......................................................................       13
Section 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit........................       14
Section 2.04. Fees......................................................................................       15
Section 2.05. Termination or Reduction of the Commitments...............................................       16
Section 2.06. Repayment of Advances.....................................................................       16
Section 2.07. Interest on Advances......................................................................       16
Section 2.08. Interest Rate Determination...............................................................       17
Section 2.09. Optional Conversion of Advances...........................................................       18
Section 2.10. Prepayments of Advances...................................................................       18
Section 2.11. Increased Costs...........................................................................       18
Section 2.12. Illegality................................................................................       19
Section 2.13. Payments and Computations.................................................................       19
Section 2.14. Taxes.....................................................................................       20
Section 2.15. Sharing of Payments, Etc..................................................................       21
Section 2.16. Evidence of Debt..........................................................................       21
Section 2.17. Use of Proceeds...........................................................................       22

                                ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING

Section 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03...........................       22
Section 3.02. Conditions Precedent to Each Borrowing and Issuance.......................................       24
Section 3.03. Determinations Under Section 3.01.........................................................       24

                                     ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Borrower............................................       25

                                        ARTICLE V COVENANTS OF THE BORROWER

Section 5.01. Affirmative Covenants.....................................................................       27
Section 5.02. Negative Covenants........................................................................       31
Section 5.03. Financial Covenants.......................................................................       34

                                           ARTICLE VI EVENTS OF DEFAULT

Section 6.01. Events of Default.........................................................................       35
Section 6.02. Actions in Respect of the Letters of Credit upon Default..................................       37

                                               ARTICLE VII THE AGENT

Section 7.01. Authorization and Action..................................................................       37

Section 7.02. Agent's Reliance, Etc.....................................................................       37
Section 7.03. Citicorp and Affiliates...................................................................       38
Section 7.04. Lender Credit Decision....................................................................       38
Section 7.05. Indemnification...........................................................................       38
Section 7.06. Successor Agent...........................................................................       39
Section 7.07. Other Agents..............................................................................       39

                                            ARTICLE VIII MISCELLANEOUS

Section 8.01. Amendments, Etc...........................................................................       39
Section 8.02. Notices, Etc..............................................................................       40
Section 8.03. No Waiver; Remedies.......................................................................       40
Section 8.04. Costs and Expenses........................................................................       40
Section 8.05. Right of Set-off..........................................................................       41
Section 8.06. Binding Effect............................................................................       42
Section 8.07. Assignments and Participations............................................................       42
Section 8.08. Confidentiality...........................................................................       44
Section 8.09. Governing Law.............................................................................       44
Section 8.10. Execution in Counterparts.................................................................       45
Section 8.11. Jurisdiction, Etc.........................................................................       45
Section 8.12. No Liability of the Issuing Banks.........................................................       45
Section 8.13. Authorization of Agent and Collateral Trustees............................................       45
Section 8.14. Waiver of Jury Trial......................................................................        1

Schedules

Schedule I - List of Applicable Lending Offices

Schedule II - Mortgaged Properties

Schedule 2.01(b) - Letters of Credit

Schedule 3.01(b) - Disclosed Litigation

Schedule 5.02(a) - Existing Liens

Schedule 5.02(d) - Asset Sales

Schedule 5.02(i) - Existing Foreign Subsidiary Debt

Schedule 8.13 - Released Collateral

Exhibits

Exhibit A   -   Form of Note

Exhibit B   -   Form of Notice of Borrowing

Exhibit C   -   Form of Assignment and Acceptance

Exhibit D   -   Form of Security Agreement

Exhibit E   -   Form of Opinion of Counsel for the Borrower

Exhibit F   -   Form of Escrow Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

                             Dated as of May 6, 2003

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 6, 2003 among POLYONE CORPORATION, an Ohio corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and initial issuing banks (the "Initial Issuing Banks") listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC., as sole lead arranger, NATIONAL CITY COMMERCIAL FINANCIAL, INC., as syndication agent, KEYBANK NATIONAL ASSOCIATION, as documentation agent, and CITICORP USA, INC. ("Citicorp"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined).

PRELIMINARY STATEMENT:

            The Borrower, certain lenders and the Agent are parties to a Five-Year Credit Agreement dated as of October 30, 2000, as amended and restated as of March 28, 2002 and as further amended by Amendment No. 1 dated as of December 26, 2002 (such Credit Agreement, as so modified, the "Existing Credit Agreement"). Subject to the satisfaction of the conditions precedent set forth in Section 3.01, the Borrower and the Initial Lenders have agreed to amend the Existing Credit Agreement in full to read as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Adjusted EBITDA" means EBITDA of the Borrower and its Subsidiaries plus any net cash received from Equity Affiliates, minus any net cash paid to Equity Affiliates, minus any income from Equity Affiliates plus any income to Equity Affiliates.

            "Advance" means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or, if such Person is the Borrower, 15%, or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agent's Account" means the account of the Agent maintained by the Agent at Citicorp at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications or such other account of the Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means, as of any date of determination, a rate per annum determined by reference to the Performance Level applicable on such date as set forth below:

                     PERFORMANCE       APPLICABLE MARGIN FOR BASE       APPLICABLE MARGIN FOR
                       LEVEL                  RATE ADVANCES            EURODOLLAR RATE ADVANCES
                     -----------       --------------------------      ------------------------
                        I                         1.75%                          2.75%
                        II                        2.00%                          3.00%
                        III                       2.50%                          3.50%

      The Applicable Margin shall be adjusted (if necessary) upward or downward as of the first day of each fiscal quarter to reflect the Performance Level as of the last day of the immediately preceding fiscal quarter; provided that if such compliance certificate is delivered after the first day of a fiscal quarter, such adjustment shall be made on the first day following the delivery of such compliance certificate and shall be deemed to have become effective as of the first day of such fiscal quarter.

            "Applicable Percentage" means, for any fiscal quarter, a rate per annum determined by reference to a fraction, expressed as a decimal, (a) the numerator of which is the average daily amount of the Advances plus the Available Amount of Letters of Credit outstanding during such quarter and (b) the denominator of which is the average daily aggregate amount of the Revolving Credit Commitments during such quarter as set forth below:

                             USAGE                      APPLICABLE PERCENTAGE
                             -----                      ---------------------
                          50% or less                           0.875%
                More than 50% but less than 75%                 0.750%
                          75% or more                           0.500%

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

            (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i)1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

            (c) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "Borrowed Debt" means Debt described in clauses (a) through (f) of the definition thereof.

            "Borrowed Debt/Adjusted EBITDA Ratio" means, as of any date, the ratio computed by dividing (a) Borrowed Debt of the Borrower and its Subsidiaries, including their pro rata share of the Borrowed Debt of Sunbelt, on a Consolidated basis as of such date by (b) the sum of (x) Adjusted EBITDA of the Borrower and its Subsidiaries plus (y) Consolidated Interest Expense, depreciation, depletion and amortization of intangibles or financing or acquisitions costs for Sunbelt, each on a Consolidated basis for the four consecutive fiscal quarters of the Borrower most recently ended as of such date; provided that clause (b) of this definition shall be calculated to include the Adjusted EBITDA for such period of four consecutive fiscal quarters of any business acquired by the Borrower or its Subsidiaries during such period.

            "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01(a).

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cash Interest Expense" means, for any fiscal period of any Person, interest expense on all Debt of such Person and its Subsidiaries, net of interest income, in accordance with GAAP and including, without limitation, to the extent not otherwise included in accordance with GAAP,
      (a) interest expense in respect of Debt resulting from Advances, (b) the interest component of obligations under leases that have or should have been or should be, in accordance with GAAP, recorded as capital leases,
      (c) commissions, discounts and other fees and charges payable in connection with letters of credit issued for the account of such Person or any of its Subsidiaries, (d) the net payment, if any, payable in connection with Hedge Agreements and (e) fees paid pursuant to Section 2.04(a), but excluding, in each case, (x) amortization of original issue discount, (y) the interest portion of any deferred payment obligation and
      (z) other interest not payable in cash.

            "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Trustees for the benefit of the Secured Parties.

            "Collateral Account" has the meaning specified in the Security Agreement.

            "Collateral Documents" means the Security Agreement, the Mortgages, the Collateral Trust Agreements, the Intercreditor Agreement and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

            "Collateral Trust Agreements" has the meaning specified in Section 3.01(h)(vi).

            "Collateral Trustees" has the meaning specified in the Collateral Trust Agreements.

            "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

            "Confidential Information" means the Projections, information provided to the Lenders pursuant to Section 5.01(i)(iv) and any other information that the Borrower furnishes to the Agent or any Lender in a writing designated as confidential or otherwise on a confidential basis if such information otherwise furnished is reduced to a writing designated as confidential within 30 days of the initial disclosure thereof to the Agent or any Lender, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Lender of its obligations hereunder or that is or becomes available to the Agent or such Lender from a source other than the Borrower or any consultant employed by the Agent to provide technical advice that is not, to the best of the Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, cash interest expense of any Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP including, in any event, interest capitalized during such period and net costs under all Hedge Agreements and interest rate insurance for such period minus (b) Consolidated net gains of such Person and its Subsidiaries under all Hedge Agreements and interest rate insurance for such period and minus (c) any Consolidated interest income of such Person and its Subsidiaries for such period.

            "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a Consolidated basis in conformity with GAAP.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.08 or 2.09.

            "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
      (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all Capital, Yield and Reimbursement Obligations (each as defined in the Receivables Purchase Agreement) under the Receivables Financing, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit and (h) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to in effect guaranty, any Debt of others of the kinds referred to in clauses (a) through (g) above through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss or (3) otherwise to assure a creditor against loss.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Disclosed Litigation" has the meaning specified in Section 3.01(b).

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus
      (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes,
      (ii) Consolidated Interest Expense, (iii) loss from extraordinary items,
      (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs, and (iv) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Equity Interests to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses minus (c) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person,
      (iv) cash payments for previously reserved charges and (v) any other non-cash gains which have been added in determining Consolidated Net Income, including any reversal of a charge referred to in clause (b)(iv) above by reason of a decrease in the value of any Equity Interest.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment or Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equity Affiliate" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or less of the Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries or Equity Affiliates of such Person and which such Person accounts for in its Consolidated financial statements on an equity basis pursuant to GAAP.

            "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the Borrower or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in US dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the rate per annum at which deposits in US dollars is offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two

      Business Days before the first day of such Interest Period in an amount substantially equal to Citicorp's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from Citibank two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "GAAP" has the meaning specified in Section 1.03.

            "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic" or words of similar import under any federal, state, local or foreign statute, law ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

            "Indenture Limit" means (a) the maximum amount permitted under the Borrower's public debt indentures that may be outstanding as secured obligations without requiring the Borrower to equally and ratably secure the Borrower's public debt multiplied by (b) 95% minus (c) all then outstanding secured obligations of the Borrower and its Subsidiaries (other than the Advances and the Letters of Credit) that are subject to such public debt indentures' limitations on secured obligations.

            "Information Memorandum" means the information memorandum dated April, 2003 used by Citicorp in connection with the syndication of the Receivables Financing.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Intercreditor Agreement" has the meaning specified in Section 3.01(h)(vii).

            "Interest Coverage Ratio" means, with respect to any fiscal quarter, the ratio of (a) Adjusted EBITDA of the Borrower and its Subsidiaries, including, at any time after demand for performance of the Borrower's guaranty of the obligations of Sunbelt has been made, the Borrower's pro rata share of the Consolidated Interest Expense, depreciation, depletion and amortization of intangibles or financing or acquisitions costs for Sunbelt, on a Consolidated basis to (b) Cash Interest Expense of the Borrower and its Subsidiaries, including, at any time after demand for performance of the Borrower's guaranty of the obligations of Sunbelt has been made, the Borrower's pro rata share of the Cash Interest Expense of Sunbelt, on a Consolidated basis, in each case in the aggregate for the period of four consecutive fiscal quarters ended at the end of such fiscal quarter; provided that clause (a) of this definition shall be calculated to include the Adjusted EBITDA for such period of four consecutive fiscal quarters of any business acquired by the Borrower or its Subsidiaries during such period.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and subject to the delivery to the Agent of a certificate as contemplated by
      Section 5.01(i)(v). The duration of each such Interest Period shall be one, two, three or six months or, if available by all Lenders, nine or twelve months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                  (ii) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (g) of the definition of "Debt" in respect of such Person.

            "Issuing Bank" means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible

      Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

            "L/C Cash Collateral Account" means an interest bearing cash collateral account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

            "L/C Related Documents" has the meaning specified in Section 2.06(b)(i).

            "Lenders" means the Initial Lenders, each Issuing Bank and each Person that shall become a party hereto pursuant to Section 8.07.

            "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

            "Letter of Credit Commitment" means, with respect to each Initial Issuing Bank, the amount set forth opposite the Initial Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or, if such Initial Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $35,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Letters of Credit" has the meaning specified in Section 2.01(b).

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iv) the L/C Related Documents and (v) the Collateral Documents and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iv) the L/C Related Documents,
      (v) the Collateral Documents and (vi) each Hedge Agreement entered into by and between the Borrower and any Lender or any Affiliate of a Lender.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, prospects, material obligations or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, prospects, material obligations or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document.

            "Mortgage" has the meaning specified in Section 3.01(h)(v).

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Cash Proceeds" means, with respect to any issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and are properly attributable to such transaction or to the asset that is the subject thereof.

            "Note" means a promissory note payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a).

            "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Performance Level" means, as of any date of determination, the level set forth below as then applicable:

            I Borrowed Debt/Adjusted EBITDA Ratio is less than or equal to 3.75:1.00.

            II Borrowed Debt/Adjusted EBITDA Ratio is greater than 3.75:1.00 but less than or equal to 5.50:1.00.

            III   Borrowed Debt/Adjusted EBITDA Ratio is greater than 5.50:1.00.

      For purposes of this definition, the Performance Level shall be determined as at the end of each fiscal quarter of the Borrower based upon the calculation of the Borrowed Debt/Adjusted EBITDA Ratio for such fiscal quarter. The Borrowed Debt/Adjusted EBITDA Ratio shall be determined on the date on which the Borrower delivers to the Agent a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of a fiscal quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such quarter, duly certified (subject to year end audit adjustments) by the chief financial officer or the controller of the Borrower as having been prepared in accordance with generally accepted accounting principles, together with a certificate of said officer setting forth in reasonable detail the calculations necessary to demonstrate the Borrowed Debt/Adjusted EBITDA Ratio for the fiscal period then ended.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Projections" means those financial projections dated May 6, 2003 covering the fiscal years ending in 2003 through 2006 inclusive, to be delivered to the Lenders by the Borrower.

            "Ratable Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments have been terminated in full, the amount of such Lender's Revolving Credit Commitment immediately prior to such termination) and the denominator of which is the aggregate Revolving Credit Commitments at such time (or, if the Commitments have been terminated in full, the aggregate amount of the Revolving Credit Commitments immediately prior to such termination)and (b) such amount.

            "Receivables Financing" means, collectively, the transactions contemplated by the Receivables Purchase Agreement to be dated on or before May 6, 2003 (the "Receivables Purchase Agreement"), among PolyOne Funding Corporation, as Seller, the Borrower, as servicer, the banks and other financial institutions party thereto and Citicorp USA, Inc., as agent, and National City Commercial Finance, Inc., as syndication agent, and the Transaction Documents (as defined in such Receivables Purchase Agreement).

            "Register" has the meaning specified in Section 8.07(d).

            "Required Lenders" means at any time Lenders owed at least 75% of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 75% of the Revolving Credit Commitments.

            "Restricted Payment" means with respect to the Borrower (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Equity Interest of the Borrower now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower now or hereafter outstanding, provided that (x) dividends, distributions or any other payment made on account of any Equity Interest of the Borrower payable only in common stock of the Borrower and (y) cash dividends paid by any Subsidiary of the Borrower to the Borrower or any other wholly owned Subsidiary of the Borrower of which it is a Subsidiary shall not constitute "Restricted Payments" hereunder.

            "Revolving Credit Commitment" means as to any Lender (a) the amount set forth opposite such Lender's name on the signature pages hereof or (b) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.05.

            "Scheduled Other Debt Payment" means, with respect to:

                  (i) the 7.070% Medium Term Notes due June 26, 2006, issued by
            MA Hanna Company, the payment of $20,000,000 of principal on or after June 26, 2006;

                  (ii) the 6.740% Medium Term Notes due December 22, 2005,
            issued by MA Hanna Company, the payment of $20,000,000 of principal on or after December 22, 2005;

                  (iii) the 6.875% Medium Term Notes due December 1, 2004,
            issued by MA Hanna Company, the payment of $20,000,000 of principal on or after December 1, 2004; and

                  (iv) the 8.75% Medium Term Notes due December 15, 2005, issued by The Geon Company, the payment of $75,000,000 of principal on or after December 15, 2005.

            "Secured Parties" has the meaning specified in the Collateral Trust Agreements.

            "Security Agreement" has the meaning specified in Section
      3.01(h)(ii).

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "SPC" has the meaning specified in Section 8.07(f) hereto.

            "Subsidiary" means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or the equivalent ownership or controlling interest, in either case having ordinary voting power to elect a majority of the board of directors, managers or trustees thereof (irrespective of whether at the time capital stock (or other evidence of ownership) of any other class or classes of such entity shall or might have the voting power upon the occurrence of any contingency) or
      (b) the beneficial interest in such trust or estate is at the time owned or controlled directly or indirectly, by the Borrower, by the Borrower and one or more of its other Subsidiaries or by one or more of the Borrower's other Subsidiaries.

            "Sunbelt" means SunBelt Chlor Alkali Partnership, a joint venture between a Subsidiary of the Borrower and a subsidiary of The Olin Corp.

            "Termination Date" means the earlier of (a) May 6, 2006 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

            "Total Excess Availability" means (a) Receivables Excess Availability (as defined in the Receivables Financing Agreement), plus (b) the lesser of (i) an amount equal to the aggregate Unused Commitments at such time and (ii) an amount equal to (A) the Indenture Limit at such time minus (B) the sum of (1) the aggregate principal amount of all Advances outstanding at such time and (2) the aggregate Available Amount of all the Letters of Credit outstanding at such time.

            "Type" refers to the distinction between Base Rate Advances and Eurodollar Rate Advances.

            "Unused Commitment" means, with respect to each Lender at any time,
      (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus
      (ii) such Lender's Ratable Share of the aggregate Available Amount of all the Letters of Credit outstanding at such time.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, as in effect December 31, 2002, consistent with those applied in the preparation of the financial statements referred to in
Section 4.01(e) ("GAAP").

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

            SECTION 2.01. The Advances and Letters of Credit. (a) Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount not to exceed such Lender's Unused Commitment. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

            (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a "Letter of Credit") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. Each Letter of Credit shall be in an amount of $1,000,000 or more. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than 10 Business Days before the Termination Date. Within the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). Each letter of credit listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

            SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or (y) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by depositing such funds into an account of the Borrower maintained with the Agent or to such other account as the Borrower shall designate.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than five separate Borrowings.

            (c) Each Notice of Borrowing shall be binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of such Notice of Borrowing by the Borrower or failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such revocation or failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent and the Agent has made such corresponding amount available to the Borrower, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and
(B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing. Nothing herein shall prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier or telex, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later than one year after the issuance thereof), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letters of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection of such issuance from the Required Lenders, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in
Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the Available Amount of such Letter of Credit. The Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which shall be a Base Rate Advance, in the amount of such draft. Each Issuing Bank shall give prompt notice (and such Issuing Bank will use its commercially reasonable efforts to deliver such notice within one Business Day) of each drawing under any Letter of Credit issued by it to the Borrower and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Advance to be funded by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit and (C) to the Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

            (e) Failure to Make Advances. The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

            SECTION 2.04. Fees. (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on the aggregate amount of such Lender's Unused Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2003, and on the Termination Date.

            (b) Letter of Credit Fees. (i) The Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit made at the request of the Borrower and outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2003, and on the Termination Date, and after the Termination Date payable upon demand; provided that the Applicable Margin shall increase by 2% upon the occurrence and during the continuation of an Event of Default if the Borrower is required to pay default interest pursuant to Section 2.07(b).

            (ii) The Borrower shall pay to each Issuing Bank for its own account such fees as may from time to time be agreed in writing between the Borrower and such Issuing Bank.

            (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

            SECTION 2.05. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            SECTION 2.06. Repayment of Advances. (a) Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding.

            (b) Letter of Credit Reimbursements. The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument, in each case, relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

            (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, any Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            SECTION 2.07. Interest on Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made to it from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance made to it owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

            SECTION 2.08. Interest Rate Determination. (a) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by Citibank for the purpose of determining the interest rate under Section 2.07(a)(ii).

            (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (A) the Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

            (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            (f) If Moneyline Telerate Markets Page 3750 is unavailable and Citibank shall not furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

            (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

            (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, at the option of the Borrower, be prepaid by the Borrower or be automatically Converted into a Base Rate Advance, and

            (iii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.09. Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and provided further that as a condition to each Conversion the Borrower shall have delivered to the Agent a certificate as contemplated by Section 5.01(i)(v). Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be binding on the Borrower. In the case of any Conversion of Base Rate Advances into Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of such notice of Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be Converted by such Lender as a result of such revocation.

            SECTION 2.10. Prepayments of Advances. (a) Optional. The Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 8.04(c).

            (b) Mandatory. The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which the sum of the aggregate principal amount of the Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Indenture Limit on such Business Day. All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law) which becomes effective after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost setting forth the basis thereof in reasonable detail and submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which becomes effective after the date hereof, there shall be any increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts setting forth the basis thereof in reasonable detail and submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing and except in the case of any such law, regulation, guideline or request having retroactive effect, the Borrower shall not be required to pay to the Agent or any Lender such additional amounts to the extent such amounts relate to periods prior to six months before the Borrower's receipt of such notice.

            SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent at the Federal Funds Rate.

            SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor in reasonable detail.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determine that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest by the Borrower pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in this
Section 2.14 unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its Ratable Share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

            (b) The Register maintained by the Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

            (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower or affect the rights of the Lenders under this Agreement.

            SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital and general corporate purposes of the Borrower and its Subsidiaries, provided, however, that proceeds of the Advances shall not be used for repayment of third-party Debt.

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) There shall have occurred no Material Adverse Change since December 31, 2002.

            (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or, to its or their knowledge, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto that could reasonably be expected to have a Material Adverse Effect.

            (c) The Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have reasonably requested.

            (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

            (f) The Borrower shall have paid all invoiced accrued fees and expenses of the Agent and the Lenders (including the invoiced accrued reasonable fees and expenses of counsel to the Agent).

            (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                  (i) The representations and warranties contained in Section
            4.01 and in each other Loan Document are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that constitutes a Default.

            (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                  (i) The Notes to the order of the Lenders to the extent
            requested by any Lender pursuant to Section 2.16.

                  (ii) An amended and restated security agreement in
            substantially the form of Exhibit D hereto (as amended, modified or otherwise supplemented from time to time, the "Security Agreement"), duly executed by the Borrower, together with:

                        (A) acknowledgment copies of proper financing
                  statements, duly filed on or before such day under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (B) completed requests for information, dated on or
                  before such day, listing the financing statements referred to in clause (A) above and all other effective financing statements filed in the jurisdictions referred to in clause
                  (A) above that name the Borrower as debtor, together with copies of such other financing statements,

                        (C) evidence of the completion of all other recordings
                  and filings of or with respect to the Security Agreement and that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements) that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                  (iii) Evidence of the insurance required by the terms of the
            Collateral Documents,

                  (iv) Favorable opinions of local counsels with respect to the
            Security Agreement , in form and substance satisfactory to the Agent.

                  (v) Amendments in form and substance satisfactory to the Agent of the deeds of trust and mortgages covering the properties listed in Schedule II hereto and delivered pursuant to the Existing Credit Agreement (as amended, modified or otherwise supplemented from time to time, the "Mortgages"), each duly executed by the Borrower, together with a Mortgage Modification Endorsement to the Lender's title insurance policy delivered with respect to each such Mortgage under the Existing Credit Agreement in form and substance satisfactory to the Agent.

                  (vi) Amendments in form and substance satisfactory to the
            Agent of the Collateral Trust Agreements, each dated as of January 25, 2002 (as amended, modified or otherwise supplemented from time to time, the "Collateral Trust Agreements") between the Collateral

            Trustees named therein and the Borrower, duly executed by the Collateral Trustees and the Borrower.

                  (vii) An agreement in form and substance satisfactory to the
            Agent among the Collateral Trustees, the Borrower, the Agent and the duly authorized representative of the creditors parties to the Receivables Financing (as amended, modified or otherwise supplemented from time to time, the "Intercreditor Agreement").

                  (viii) Certified copies of the resolutions of the Board of
            Directors of the Borrower approving this Agreement and each other Loan Document, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and each other Loan Document.

                  (ix) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and each other Loan Document and the other documents to be delivered hereunder.

                  (x) A favorable opinion of in-house counsel of the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may reasonably request.

                  (xi) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

            (i) The Receivables Financing shall have been consummated having a Total Commitment Amount (as defined in the Receivable Purchase Agreement) of not less than $225,000,000 and having a tenor of not less than three years.

            (j) The Borrower shall have received cash proceeds of not less than $190,000,000 from the issuance of senior notes in the debt markets having a maturity no earlier than 90 days after the Termination Date, and $87,775,000 of such cash proceeds shall have been delivered to Citibank in accordance with an escrow agreement in substantially the form of Exhibit F hereto.

            SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance on the occasion of each Borrowing and the obligation of each Issuing Bank to issue a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance such statements are true):

            (i) the representations and warranties contained in Section 4.01 and in each other Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance the application of the proceeds therefrom, as though made on and as of such date, other than any such representations and warranties that, by their terms, refer to a specific date other than the date of such Borrowing,

            (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default,

            (iii) the Indenture Limit exceeds the aggregate principal amount of the Advances plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance, respectively, and

            (iv) for each Borrowing, the Available Capital (as defined in the Receivables Purchase Agreement) under the Receivables Financing, after giving effect to all Capital Investments (as defined in the Receivables Purchase Agreement) shall be less than $5,000,000;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Effective Date, as notified by the Borrower to the Lenders, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a Material Adverse Effect.

            (b) The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter or code of regulations, (ii) violate any applicable law, rule, regulation, order, writ judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Borrower under, or result in or require the creation of any Lien upon any property of the Borrower pursuant to the terms of any agreement or instrument binding on or affecting the Borrower or any of its properties other than in favor of the Collateral Trustee for the benefit of the Secured Parties.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the other Loan Documents, except for the filing of UCC financing statements and the amendments to the Mortgages contemplated by Section 3.01.

            (d) This Agreement has been, and each of the other Loan Documents when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

            (e) (i) The Consolidated balance sheet of the Borrower and its subsidiaries as at December 31, 2002, and the related Consolidated statements of income and cash flows of the Borrower and its subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the

      Consolidated financial condition of the Borrower and its subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

                  (ii) Since December 31, 2002, there has been no Material
            Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

            (f) To the best of the Borrower's knowledge, there is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or, if adversely determined, could reasonably be expected to result in a Material Adverse Change or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

            (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

            (i) Neither the Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

            (j) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (k) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries, the Borrower and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

            (l) None of the properties currently or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("NPL") or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous state list of sites requiring investigation or cleanup, the listing, or proposed listing of which would be reasonably likely to have a Material Adverse Effect, except as described in the annual report of the Borrower on Form 10-K filed with the Securities and Exchange Commission, for the period ending December 31, 2002 or, to the best knowledge of the Borrower, is adjacent to any such property.

            (m) Except where noncompliance would not individually or in the aggregate have a Material Adverse Effect (i) neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state list, and (ii) all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries have been disposed of in compliance with all Environmental Laws and Environmental Permits,

            (n) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

            (o) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (p) The Borrower is, individually and together with its Subsidiaries, Solvent. "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Lender shall have any Commitment hereunder or any Letter of Credit shall be outstanding, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in
      Section 5.01(j).

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as is consistent with the past practice and to the extent consistent with prudent business practice.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

            (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (i) Reporting Requirements. Furnish to the Lenders:

                  (i) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, setting forth in comparative form the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (iv) below for the current fiscal year, together with a certificate of the chief financial officer or treasurer of the Borrower (a) that such financial statements fairly presenting the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments), (y) as to compliance with the terms of this Agreement and (z) setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
            Section 5.03, a statement of reconciliation conforming such financial statement to GAAP;

                  (ii) within 95 days after the end of each fiscal year,
            financial information regarding the Borrower and its Subsidiaries consisting of Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of such Consolidated financial statements, without qualification, including, but not limited to, as to the scope of the audit or as to the Borrower being a going concern by the Borrower's independent public accountants, together with the report of such accounting firm stating that (A) such financial statements fairly present the Consolidated financial position of the

            Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower's independent public accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (B) the examination by the Borrower's independent public accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof; provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
            Section 5.03, a statement of reconciliation conforming such financial statement to GAAP;

                  (iii) as soon as possible and in any event within five
            Business Days after the occurrence of each Default continuing on the date of such statement, a statement of an officer of the Borrower having knowledge of or responsibility for such matters setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (iv) not later than the earlier of (A) 15 days after the
            Borrower has received the approval of its board of directors therefor and (B) 90 days after the commencement of each fiscal year:
            (1) the annual business plan of the Borrower and its Subsidiaries for such fiscal year approved by the Board of Directors of the Borrower, (2) forecasts prepared by management of the Borrower for each fiscal month in such fiscal year and (3) forecasts prepared by management of the Borrower for such fiscal year and each of the succeeding fiscal years through the Termination Date, including, in each instance described in clauses (2) and (3) above, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based and (z) containing the types of financial information contained in the Projections.

                  (v) as soon as possible and in any event within 50 days after the end of each fiscal quarter, and on each date that the Borrower gives notice of a Conversion in accordance with Section 2.09 or notice of a subsequent Interest Period in accordance with the definition of "Interest Period", a certificate of the chief financial officer, treasurer or the controller of the Borrower setting forth in reasonable detail the calculations necessary to demonstrate that the sum of the aggregate principal amount of the Advances plus the Available Amount of all Letters of Credit outstanding as of the last day of such fiscal quarter do not exceed the Indenture Limit.

                  (vi) promptly after the sending or filing thereof, the
            Borrower shall send the Agent copies of (A) all reports the Borrower sends to its security holders generally, (B) all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (C) all press releases and (D) all other statements concerning material changes or developments in the business of the Borrower made available by the Borrower or any of its Subsidiaries to the public or any other creditor.

                  (vii) promptly after the commencement thereof, notice of the commencement and nature of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f);

                  (viii) promptly and in any event within 10 days after the
            Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of an officer of the Borrower having knowledge of or responsibility for such matters describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

                  (ix) promptly and in any event within seven Business Days
            after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

                  (x) promptly and in any event within 30 days after the receipt thereof by the Borrower or any of its ERISA Affiliates, a copy of the latest annual actuarial report for each Plan if the ratio of the fair market value of the assets of such Plan to its current liability (as defined in Section 412 of the Internal Revenue Code) is less than 60%;

                  (xi) promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or
            (C) the amount of liability incurred, or that may be incurred, by the Borrower or any of its ERISA Affiliates in connection with any event described in clause (A) or (B); and

                  (xii) such other information respecting the condition or
            operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

            (j) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties pursuant to the order of any regulatory authority and generally in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (k) Preparation of Environmental Reports. If an Event of Default shall have occurred and be continuing, at the request of the Agent with respect to any Environmental Action, condition or occurrence that the Agent or the Required Lenders reasonably deem to be material, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for the properties described in such request, prepared by an environmental consulting firm acceptable to the Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

            (l) Real Estate Matters. Deliver to the Agent, within 30 days after the Effective Date, a title search for each property listed in Schedule II showing no Liens of record other than those created or permitted by the Mortgages. Deliver to the Agent, within 30 days after the occurrence of any Actionable Default (as defined in the Collateral Trust Agreement), an endorsement to each lender's title insurance policy for the properties listed in Schedule II showing no Liens of record other than those created or permitted by the Mortgages and down-dating such title insurance policies to a then current date.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Lender shall have any Commitment hereunder or any Letter of Credit shall be outstanding, the Borrower will not:

            (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                  (i) (A) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof (including contracts entered into in connection with major construction projects); (B) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations; (C) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (D) easements, rights of way and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes, provided in each case, that no enforcement, execution, levy or foreclosure proceeding shall have been commenced that is not being contested in good faith and by proper proceedings with appropriate reserves being maintained,

                  (ii) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed $25,000,000, at any time outstanding,

                  (iii) the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto,

                  (iv) the replacement, extension or renewal of any Lien
            permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby,

                  (v) Liens, if any, resulting from the documents evidencing the
            Receivables Financing,

                  (vi) Liens created under the Collateral Documents, and

                  (vii) Liens not otherwise permitted by clauses (i) through
            (vi) securing Debt or other obligations in an aggregate amount not to exceed $10,000,000 at any time outstanding.

            (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (c) Accounting Changes. Make or permit, or permit any of its
            Subsidiaries to make or permit, any change (i) in accounting policies or reporting practices, except as required by generally accepted accounting principles or applicable law and disclosed to the Lenders and the Agent or (ii) in its fiscal year.

                  (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of any of its assets or any interest therein (including the sale or factoring at maturity or collection of any account) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets other than (i) in connection with the Receivables Financing, (ii) the assets listed on Schedule 5.02(d) hereto, (iii) sales of inventory in the ordinary course of business and (iv) assets having a book value of not more than $25,000,000, provided, in the case of clauses (ii) and (iv) above, (x) no Default has occurred and is continuing or would result therefrom, (y) such sale or other transfer is for Fair Market Value and (z) 75% of the proceeds of such sale or transfer are payable in cash to the seller upon the consummation of such sale. "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset and with respect to the sale of assets with a book value in excess of $25,000,000, as such sale is reasonably approved by the Board of Directors of the Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable security at any date, the closing sale price of such security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Agent.

                  (e) Investments in Other Persons. Make, or permit any of its
            Subsidiaries to make, any Investment in any Person, except:

                        (i) equity Investments or Investments consisting of
                  intercompany Debt by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in wholly owned Subsidiaries;

                        (ii) loans and advances to employees in the ordinary
                  course of the business of the Borrower and its Subsidiaries as presently conducted; and

                        (iii) Investments by the Borrower and its Subsidiaries
                  in deposit accounts maintained in the ordinary course of business; and

                        (iv) other Investments made during the term of this
                  Agreement of not more than $10,000,000 in the aggregate; provided that with respect to Investments made under this clause (iv): (1) any newly acquired or organized Subsidiary of the Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any company or business acquired or invested in pursuant to this clause (iv) shall be in the same line of business as the business of the Borrower or any of its Subsidiaries; (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause (iv), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.03, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.01(i) and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer of the Borrower delivered to the Lenders demonstrating such compliance.

                  (f) Restricted Payments. Directly or indirectly, declare,
            order, pay, make or set apart any sum for any Restricted Payment unless, after giving effect to such Restricted Payment, (i) Total Excess

            Availability (calculated on a pro forma basis using the average Total Excess Availability for each day during the immediately preceding calendar month) is not less than the greater of (A) $210,000,000, reduced by the amount of any Scheduled Other Debt Payment made during said immediately preceding month, and (B) $150,000,000, and (ii) the Adjusted EBITDA of the Borrower and its Subsidiaries for the twelve month period ending on the last day of the most recently completed calendar month is not less than $200,000,000.

                  (g) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Collateral Trustees for the benefit of the Secured Parties or
            (ii) in connection with (A) any Debt (including the Receivables Financing and the Debt contemplated by Section 3.01(j)) or operating lease outstanding on the Effective Date, (B) any purchase money Debt solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto or (D) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower).

                  (h) Capital Expenditures. Make or incur, or permit its
            Subsidiaries to make or incur, Capital Expenditures during each of the fiscal years set forth below, in an aggregate amount in excess of the maximum amount set forth below for such fiscal year:

                                                     Maximum Amount of Capital
                   Fiscal Year Ending                       Expenditures
                   ------------------                -------------------------
                     December 2003                           $75,000,000
                     December 2004                           $90,000,000
            and each fiscal year thereafter

            provided, however, that to the extent that actual Capital Expenditures for any such fiscal year shall be less than the maximum amount set forth above for such fiscal year (without giving effect to the carryover permitted by this proviso), 50% of the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding fiscal year.

            (i) Foreign Subsidiary Debt. Permit any of its Subsidiaries organized under the laws of any jurisdiction outside the United States to create, incur, assume or suffer to exist, any Debt, other than:

                  (i) Debt owed to the Borrower or a wholly owned Subsidiary of the Borrower,

                  (ii) Debt existing on the Effective Date and described on
            Schedule 5.02(i) hereto (the "Existing Foreign Subsidiary Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing

                  (iii) unsecured Debt aggregating for all of such Subsidiaries not more than $25,000,000 at any time outstanding, and

                  (iv) endorsement of negotiable instruments for deposit or
            collection or similar transactions in the ordinary course of business.

            (j) Prepayments of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt and will not permit any of its Subsidiaries to do any of the foregoing; provided, however, that the Borrower or any Subsidiary of the Borrower may
      (i) prepay any obligations hereunder in accordance with the terms of this Agreement, (ii) make regularly scheduled or otherwise required repayments or redemptions of Debt, (iii) prepay Debt under the Receivables Financing, (iv) prepay any Debt payable to the Borrower by any of its Subsidiaries, (v) prepay the Borrower's 9 3/8% Senior Notes due 2003 with the proceeds of the proceeds of the Debt contemplated by Section 3.01(j) deposited into escrow on the Effective Date, (vi) renew, extend, refinance and refund Debt on terms no less favorable to the Borrower or its Subsidiary obligated thereunder, including as to weighted average maturity and final maturity, than the Debt referred to in Section 3.01(j), and (vii) prepay any other obligations on any Debt with funds other than proceeds of Advances provided that before and after giving effect to such prepayment, (A) Total Excess Availability (calculated on a pro forma basis using the average Total Excess Availability for each day during the immediately preceding calendar month) is not less than the greater of (x) $210,000,000 reduced by the amount of any Scheduled Other Debt Payment made during said preceding month, and (y) $150,000,000, and (B) the Adjusted EBITDA of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of the most recently completed Fiscal Period is not less than $200,000,000.

            (k) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture or as permitted pursuant to
      Section 5.02(e)(iv),

            SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, any Lender shall have any Commitment hereunder or any Letter of Credit shall be outstanding, the Borrower will:

            (a) Interest Coverage Ratio. Maintain an Interest Coverage Ratio during each fiscal quarter set forth below of not less than the ratio set opposite such fiscal period:

                              Period                             Ratio
              --------------------------------------             ------
              July 1, 2003 through December 31, 2003             1.00:1

              January 1, 2003 through March 31, 2004             1.25:1

              April 1, 2004 through June 30, 2004                1.50:1

              July 1, 2004 through September 30, 2004            2.00:1

              October 1, 2004 through March 31, 2005             2.25:1

              April 1, 2005 through June 30, 2005                2.50:1

              July 1, 2005 through March 31, 2006                2.75:1

              April 1, 2006 through June 30, 2006                3.00:1

              July 1, 2006 and thereafter                        3.25:1

            (b) Borrowed Debt/Adjusted EBITDA Ratio. Maintain a Borrowed Debt/Adjusted EBITDA Ratio during each fiscal quarter set forth below of not more than the ratio set opposite such fiscal period:

                              Period                             Ratio
              --------------------------------------             ------
              July 1, 2003 through September 30, 2003            11.00:1

              October 1, 2003 through December 31, 2003           9.00:1

              January 1, 2004 through March 31, 2004              7.85:1

              April 1, 2004 through June 30, 2004                 6.85:1

              July 1, 2004 through September 30, 2004             5.50:1

              October 1, 2004 through March 31, 2005              4.85:1

              April 1, 2005 through June 30, 2005                 4.50:1

              July 1, 2005 through September 30, 2005             4.25:1

              October 1, 2005 through March 31, 2006              3.85:1

              April 1, 2006 through June 30, 2006                 3.75:1

              July 1, 2006 and thereafter                         3.25:1

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three days after the same becomes due and payable; or

            (b) Any representation or warranty made by the Borrower herein or in any other Loan Document or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

            (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (i)(iv), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

            (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $15,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Judgments or orders for the payment of money in excess of $15,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

            (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death, disability or voluntary retirement) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 50% of the remaining members of the nominating committee of the board of directors of the Borrower or
      (y) nominated for election by a majority of the remaining members of the nominating committee of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or
      (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation prior to the Termination Date, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

            (i) Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of the Plan with respect to which such ERISA Event shall have occurred and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to any such ERISA Event) has, or is reasonably likely to have, a Material Adverse Effect; or

            (j) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000 or requires payments exceeding $5,000,000 per annum; or

            (k) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $15,000,000; or

            (l) Any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing; or

            (m) Any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof or as otherwise permitted by the Loan Documents) cease to create a valid and perfection first priority lien on and security interest in the Collateral purported to be covered thereby;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code or other applicable bankruptcy statute, (A) the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such LC Cash Collateral Account shall be returned to the Borrower.

                                  ARTICLE VII

                                    THE AGENT

            SECTION 7.01. Authorization and Action. Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives an Assignment and Acceptance entered into by such Lender, as assignor, and an

Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Citicorp and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, Citicorp shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citicorp were not the Agent and without any duty to account therefor to the Lenders.

            SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. (a) The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party (other than a third party with which a Lender contracts to obtain deposits to fund an Advance with respect to claims arising from such contract).

            (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) For purposes of this Section 7.05, the Lenders' respective Ratable Shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (b) their respective Unused Commitments at such time. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

            SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which successor Agent, so long as no Default has occurred and is continuing, shall be approved by the Borrower, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 7.07. Other Agents. Each Lender hereby acknowledges that neither the documentation agent, syndication agent nor any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment or mandatory prepayment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release any Collateral in any transaction other than (x) sales of Inventory in the ordinary course of business or (y) in connection with the sale of any assets listed on Schedule 5.02(d) or permit the creation, incurrence, assumption or existence of any Lien on any Collateral to secure any obligations other than obligations owing to the Secured Parties under the Loan Documents or (g) amend this Section 8.01; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the

Agent under this Agreement or any other Loan Document, (y) no amendment, waiver or consent of Section 8.07(i) shall, unless in writing and signed by each Lender that has granted a funding option to an SPC in addition to the Lenders required above to take such action, affect the rights or duties of such Lender or SPC under this Agreement or any other Loan Document and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in additions to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks under this Agreement.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at the address of the Borrower at 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall be effective when received. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

            (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case of such an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special or indirect damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

            (i) Each Indemnified Party shall, promptly after becoming aware of any actual or threatened action or claim against such Indemnified Party in respect of which indemnification may be sought against the Borrower pursuant to this Section 8.04(b), notify the Borrower in writing of such action or claim. In case any such action shall be brought against any Indemnified Party and such Indemnified Party shall notify the Borrower of the commencement thereof, the Borrower may participate therein or assume the defense thereof and after notice from the Borrower to such Indemnified Party of an election so to assume the defense thereof, such Indemnified Party shall cooperate fully, completely and promptly in the defense thereof, including without limitation, the settlement of outstanding claims, and the Borrower will not be liable to such Indemnified Party under this Section 8.04(b) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation incurred with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided, however, that unless and until the Borrower so assumes the defense of any such action, the Borrower shall have the right to participate at its own expense in the defense of any such action to which it is a party. If the Borrower shall not have so assumed the defense of any such action or if any Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), legal and other expenses incurred by such Indemnified Party shall be borne by the Borrower; provided that the Borrower shall be liable only for the expenses of a single legal counsel for all Indemnified Parties in connection with any single action. Notwithstanding the foregoing, the Borrower shall not be liable for any settlement of any action or claim effected without its consent.

            (ii) The Borrower will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not an Indemnified Party is a party to such claim, action, suit or proceeding) without the prior written consent of the Agent, unless such settlement, compromise or consent includes an unconditional release of the Agent and each Indemnified Party from all liability arising from such claim, action, suit or proceeding.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a) or (ii) as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or as a result of any inability to Convert or redenominate in the case of Section 2.08 or 2.12, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time that payment owed to such Lender is not made by the Borrower to the Agent when due and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender and each Initial Issuer that such Initial Lender or Initial Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 8.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11 or 2.14) upon at least 20 Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000 or an integral multiple of $500,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Borrower, such recordation fee shall be payable by the Borrower except that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrower to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of the Borrower and the Agent, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.14 and 8.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning

Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

            (d) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, with respect to Lenders, and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

            (f) Each Lender may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Advance that such Lender is obligated to fund under this Agreement (and upon the exercise by such SPC of such option to fund, such Lender's obligations with respect to such Advance shall be deemed satisfied to the extent of any amounts funded by such SPC); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any Advance, (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including, without limitation, its obligations under Section 2.09)
(vi) the SPC shall be bound by the provisions of Section 8.08 and (vii) no SPC shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, nor any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option. Each party to this Agreement hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. Subject to the foregoing provisions of this clause
(f), an SPC shall have all the rights of the granting Lender. An SPC may assign or participate all or a portion of its interest in any Advances to the granting Lender or to any financial institution providing liquidity or credit support to or for the account of such SPC without paying any processing fee therefor and, in connection therewith may disclose on a confidential basis any information relating to the Borrower to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPC. In furtherance of the foregoing, each party hereto agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

            (g) Any Lender may, in connection with any assignment, participation or grant of funding option or proposed assignment, participation or grant of funding option pursuant to this Section 8.07, disclose to the assignee, participant or SPC or proposed assignee, participant or SPC, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, participant or SPC or proposed assignee, participant or SPC shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

            (h) Each Issuing Bank may assign to an Eligible Assignee its rights and obligations or any portion of its undrawn Letter of Credit Commitment at any time; provided, however, that (i) the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08. Confidentiality. Neither the Agent nor any Lender or SPC shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(g), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender, (d) in connection with any legal proceedings to which such Person is a party, and then only on a confidential basis and (e) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. Notwithstanding anything herein to the contrary, the Agent and the Lenders may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or the Lenders relating to such U.S. tax treatment and tax structure.

            SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Borrower at 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Secretary. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section
8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.12. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 8.13. Authorization of Agent and Collateral Trustees. Upon execution of this Agreement by the Required Lenders, the Lenders hereby (a) authorize the Agent to instruct the Collateral Trustees to (i) release from the Lien of the Security Agreement dated as of January 25, 2002 the assets listed on
Schedule 8.13 hereto, (ii) release the mortgages made by the Borrower or its Subsidiaries pursuant to the Existing Credit Agreement and related to the properties listed on Schedule 8.13, (iii) execute the amendments to the Mortgages described in Section 3.01(h)(v), (iv) execute and deliver the amendments to the Collateral Trust Agreements contemplated by Section 3.01(h)(vi), (v) execute and deliver the Intercreditor Agreement, and (vi) terminate the Shared Collateral Pledge Agreement (as defined in the Existing Credit Agreement) and release from the Lien of the Shared Collateral Pledge Agreement the "Collateral" as defined therein, (b) authorize the Agent to (i) execute on behalf of the Lenders the Intercreditor Agreement, (ii) execute all documents to be executed by it relating to the resignation of State Street Bank and Trust Company, N.A., as corporate trustee, the appointment of U.S. Bank Trust National Association having its principal place of business in New York, New York, as successor corporate trustee, and the continued appointment of Angelita Pena, as individual trustee, under the Collateral Documents, and (iii) take such other action as shall be reasonably necessary to consummate the transactions contemplated by this Section 8.13 and
(c) terminate the Subsidiary Guaranty, as defined in the Existing Credit Agreement.

            SECTION 8.14. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         POLYONE CORPORATION

                                         By_____________________________________
                                           Title:


                                         CITICORP USA, INC.,
                                                as Agent

                                         By_____________________________________
                                           Title:

Letter of Credit Commitment
$35,000,000                              NATIONAL CITY BANK


                                         By_____________________________________
                                           Title:

$35,000,000 Total of the Letter of Credit Commitments

                                 Initial Lenders


Revolving Credit Commitment
$28,000,000                              CITICORP USA, INC.

                                         By__________________
                                           Title:


$13,000,000                              NATIONAL CITY COMMERCIAL FINANCE, INC.

                                         By_____________________________________
                                           Title:


$9,000,000                               KEYBANK NATIONAL ASSOCIATION

                                         By_____________________________________
                                           Title:

$50,000,000 Total of the Revolving Credit Commitments

                                                                      SCHEDULE I
                                                             POLYONE CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

      NAME OF INITIAL LENDER                        DOMESTIC LENDING OFFICE               EURODOLLAR LENDING OFFICE
      ----------------------                        -----------------------              -------------------------
Citicorp USA, Inc.                              Two Penns Way, Suite 200              Two Penns Way, Suite 200
                                                New Castle, DE 19720                  New Castle, DE 19720
                                                Attn: Pam Cole                        Attn: Pam Cole
                                                T: 302 894-6016                       T: 302 894-6016
                                                F: 302 894-6120                       F: 302 894-6120

Keybank National Association                    127 Public Square,                    127 Public Square,
                                                MC OH-01-27-0606                      MC OH-01-27-0606
                                                Cleveland, OH 44114                   Cleveland, OH 44114
                                                Attn: Marianne Meil                   Attn: Marianne Meil
                                                T: 216 689-3549                       T: 216 689-3549
                                                F: 216 689-4981                       F: 216 689-4981

National City Commercial Finance, Inc.          1965 East 6th Street, Suite 400       1965 East 6th Street, Suite 400
                                                Locator 01-3049                       Locator 01-3049
                                                Cleveland, OH 44114                   Cleveland, OH 44114
                                                Attn: James Ritchie                   Attn: James Ritchie
                                                T: (216) 222-9918                     T: (216) 222-9918
                                                F: (216) 222-9555                     F: (216) 222-9555

                                                                     SCHEDULE II
                                                             POLYONE CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                              MORTGAGED PROPERTIES

                        Facility Name                            State
                        -------------                            -----
              Kennesaw                                             GA

              Macedonia                                            OH

              Massillon                                            OH

              Seabrook                                             TX

              Long Beach                                           CA

              Terre Haute                                          IN

              Avon Lake HQ                                         OH

              Avon Lake Mfg                                        OH

              Avon Lake PCC                                        OH

              Lehigh Valley                                        PA

              Sussex                                               WI

              North Baltimore                                      OH

              Elk Grove                                            IL

              Norwalk                                              OH

              Fort Worth                                           TX

                                                                SCHEDULE 2.01(b)
                                                             POLYONE CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                               POLYONE CORPORATION
                            LETTER OF CREDIT SUMMARY
                                 AS OF 5/1/2003

 ISSUING                                        OUTSTANDING                             EXPIRATION
  BANK                 BENEFICIARY                5/1/2003         LC NUMBER                DATE               PURPOSE
--------    --------------------------------    -----------    ----------------         ----------  --------------------------------
Citibank    MAH Supplemental Retirement Plan    $  7,279,000   NY00928-30028011          8/16/2003  MAH Supplemental retirement Plan
Citibank    Liberty Mutual Insurance Company    $  2,400,000   NY-00928-30033915        11/20/2003  Environmental
Citibank    United Missouri Bank                $  1,528,949   NY-00928-30029111         6/30/2003  MAH Executive Insurance
Citibank    Nat Union Fire Ins., Pittsburgh     $  1,300,000   NY-00881-30035056         4/30/2004  Workers Compensation
Citibank    Nat Union Fire Ins., Pittsburgh     $    135,523   NY-00928-30032148         4/18/2004  Workers Compensation
Citibank    United Missouri Bank                $    100,000   NY-00928-30029112         6/30/2003  MAH Executive Insurance
KeyBank     State of Washington                 $    290,000   S97/94848                  7/2/2003  Environmental
NCB         Reliance National Indemnity Co.     $  5,808,381   SCL007823                 5/13/2004  Workers Compensation
NCB         B-Star, Inc                         $  1,790,000   SCL007336                 1/15/2004  Defendant lawsuit security
NCB         Commonwealth of KY                  $  1,571,612   SCL008206                  5/8/2004  Workers Compensation
NCB         NJ Dept. of Environment             $  1,000,000   SCL008341                 11/1/2003  Environmental
NCB         State of California                 $    220,000   SCL007752                 4/30/2004  Workers Compensation
NCB         The Normandy Group                  $    380,000   TO BE ISSUED - 5/1/2003   9/30/2003  Material payment security.
NCB         Commonwealth of Virginia            $     12,160   75R 356 009               7/11/2003  Environmental

                                                    TOTAL
                                                OUTSTANDING
                                                 5/1/2003
                                                -----------

                                                ------------
                     TOTAL L/C'S OUTSTANDING    $ 23,815,625
                                                ------------

                                                                SCHEDULE 3.01(b)
                                                            DISCLOSED LITIGATION

CALVERT CITY REMEDIATION- The Borrower has assumed remediation obligations for a Superfund site located in Calvert City, Kentucky

CHEMICAL AND ASBESTOS EXPOSURE CASES- The Borrower and certain of its subsidiaries currently defend chemical product exposure cases and asbestos exposure cases. The Borrower and certain of its subsidiaries have been named in suits involving multiple claimants and defendants relating to alleged asbestos exposure and/or chemical exposure in the past by, among others, workers and their families at plants owned by the Borrower, certain subsidiaries or by their predecessors, or on board ships owned or operated by a predecessor of the Borrower, members of the public who claim exposure to certain chemical products manufactured by the Borrower and its predecessor(s) and (as to chemical exposure only) workers at manufacturing facilities of others.

                                                                SCHEDULE 5.02(a)
                                                                  EXISTING LIENS

                                                                                             ORIGINAL
FILING LOCATION                 SECURED PARTY                           FILE NUMBER          FILE DATE    DESCRIPTION OF COLLATERAL
---------------                 -------------                           -----------          ---------    -------------------------
A. UCC FILINGS

Cuyahoga County, Ohio           Newcourt Communications                 708852               9/28/00      Equipment
                                Finance Corporation

Cuyahoga County, Ohio           CIT Communications Finance              735973/1684          3/05/01      Equipment
                                Corporation

Cuyahoga County, Ohio           Comdisco, Inc.                          744539/1700          4/17/01      Leased equipment

Cuyahoga County, Ohio           Comdisco, Inc.                          744538/1700          4/17/01      Leased equipment

Cuyahoga County, Ohio           Comdisco, Inc.                          750551/1710          5/15/01      Leased equipment

Cuyahoga County, Ohio           The Geon Company                        1288530              8/15/94      Accounts and inventory

Cuyahoga County, Ohio           Citicorp North America                  200009139066         9/13/00      Inventory

Cuyahoga County, Ohio           CIT Communications Finance              200012279125         12/27/00     Leased equipment
                                Corporation

Cuyahoga County, Ohio           Safeco Credit Co. Inc.                  200103149060         3/14/01      Lease

Cuyahoga County, Ohio           CIT Group/Equipment Financing, Inc.     200105019029         5/01/01      Equipment

Cuyahoga County, Ohio           LINC Quantum Analytics                  200106019005         06/01/01     Equipment

Cuyahoga County, Ohio           General Electric Capital Corporation    1407081                           Lease

Delaware                        Toyota Motor Credit Corp.               11179428             09/18/01     Leased equipment

Delaware                        Toyota Motor Credit Corp.               20218663             12/27/01     Lease

Delaware                        Toyota Motor Credit Corp.               20218689             12/27/01     Lease

Delaware                        CitiCorp                                20991228             4/20/02      All Accounts

Delaware                        Toyota Motor Credit Corp.               21037898             4/04/02      Lease

Delaware                        State Street Bank and Trust             21244825             5/17/02      Blanket Lien
                                Company, N.A., as
                                Corporate Trustee

Delaware                        CitiCorp                                21281264             5/22/02

Delaware                        CitiCorp                                21299605             5/24/02

Delaware                        GFC Leasing                             21801780             6/24/02      Lease

Delaware                        GFC Leasing                             22093767             8/19/02      Leased equipment

Delaware                        Toyota Motor Credit Corp.               22352791             9/18/02      Lease

Delaware                        Toyota Motor Credit Corp.               22417834             9/25/02      Lease

Delaware                        Crompton Corporation and its wholly     30566797             3/07/03      Consignment inventory
                                owned direct and indirect
                                subsidiaries

Delaware                        State Street Bank and Trust Company,    21243884             5/17/02      Blanket Lien
                                N.A., as Corporate Trustee

Delaware                        Crompton Corporation and its wholly     30566797             3/07/03      Consignment inventory
                                owned direct and indirect
                                subsidiaries

Delaware                        General Electric Capital Corporation    22057564             8/08/02      Lease

Delaware                        BASF Corporation                        20136774             12/14/01     Consignment inventory

Depart. Of Financial            Newcourt Communications                 01938367             3/21/00      Leased equipment

Inst. Wisconsin                 Finance Corp.

Harris County Texas             1994 VCM Inc.                           ###-##-####          8/19/94      Leased equipment

Harris County Texas             1994 VCM Inc.                           ###-##-####          12/4/95      Leased equipment

Harris County Texas             1994 VCM Inc.                           ###-##-####          12/26/96     Leased equipment

Harris County Texas             1994 VCM Inc                            ###-##-####          5/5/99       Leased equipment

Harris County Texas             1994 VCM Inc.                           ###-##-####          5/5/99       Leased equipment

Iberville Parish  Louisiana     AT&T Credit Corp.                       Book 24 Entry 21676  12/11/97     Leased equipment

Iberville Parish Louisiana      AT&T Credit Corp.                       Book 24 Entry 19581  2/28/96      Leased equipment

Illinois                        GFC Leasing                             4815135              1/04/01      Lease

Illinois                        CitiCorp                                4357660              3/21/01      All Accounts

Illinois                        Toyota Motor Credit Corp.               4393993              6/05/01      Leased equipment

Illinois                        Toyota Motor Credit Corp.               4396268              6/11/01      Leased equipment

Jefferson Cnty.  Kentucky       IBM Credit Corp.                        97-00630             1/22/97      Leased equipment

Jefferson Cnty. Kentucky        Arrowhead Industrial Water Inc.         94-01627             2/22/94      Leased equipment

Jefferson Cnty. Kentucky        Arrowhead Industrial  Water Inc.        98-11018             12/18/98     Leased equipment

Jefferson Cnty. Kentucky        Digital Financial Services              96-01124             2/7/96       Leased equipment

Jefferson Cnty. Kentucky        TMCC                                    96-05992             7/10/96      Leased equipment

Jefferson Cnty. Kentucky        Safeco Credit Co. Inc.                  98-10779             12/11/98     Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       273701               6/28/95      Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       273700               6/28/95      Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       273770               7/5/95       Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       428076               9/30/96      Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       435714               11/8/96      Leased equipment

Lorain County, Ohio             Yale Financial Services, Inc.           438007               11/22/96     Leased equipment

Lorain County, Ohio             Yale Financial Services, Inc.           438008               11/22/96     Leased equipment

Lorain County, Ohio             Copelco Capital Inc.                    439670               12/10/96     Leased equipment

Lorain County, Ohio             IBM Credit Corp.                        447200               1/21/97      Leased equipment

Lorain County, Ohio             IBM Credit Corp.                        465494               5/5/97       Leased equipment

Lorain County, Ohio             IBM Credit Corp.                        465497               5/5/97       Leased equipment

Lorain County, Ohio             IBM Credit Corp.                        475971               6/30/97      Leased equipment

Lorain County, Ohio             IBM Credit Corp.                        482154               8/5/97       Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       484869               8/20/97      Leased equipment

Lorain County, Ohio             IBM Credit Corp.                        485823               8/26/97      Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       505835               12/10/97     Leased equipment

Lorain County, Ohio             Citicorp North America                  556926               6/24/99      Leased equipment

Lorain County, Ohio             KeyCorp Leasing                         557353               8/19/99      Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       560982               9/8/98       Leased equipment

Lorain County, Ohio             Advanta Business Services               273445               6/14/95      Leased equipment

Lorain County, Ohio             AT&T Credit Corp.                       276005               10/31/95     Leased equipment

Lorain County, Ohio             Citicorp North America                  556926               8/17/98      Leased equipment

Lorain County, Ohio             Newcourt Communications                 656379               12/1/99      Leased equipment
                                Finance Corp.

Lorain County, Ohio             Yale Financial Services, Inc.           438007               11/22/96     Lease

Lorain County, Ohio             CitiCorp                                556926               4/17/98      All Accounts

Lorain County, Ohio             KeyCorp Leasing                         557353               8/19/98      Lease

Lorain County, Ohio             AT&T Credit Corporation                 560982               9/08/98      Lease

Lorain County, Ohio             NewCourt Communications                 656379               12/01/98     Lease
                                Finance Corporation

Lorain County, Ohio             NewCourt Communications                 699448               8/07/00      Lease
                                Finance Corporation

Lorain County, Ohio             NewCourt Communications                 704832               9/07/00      Lease
                                Finance Corporation

Ontario                         IBM Canada Ltd.                         844821621            9/29/98      Equipment, Accounts, Other

Ontario                         Newcourt Financial Ltd.                 843754446            8/20/98      Inventory, Equipment,
                                                                                                          Accounts Other, Motor
                                                                                                          Vehicle Included

Ontario                         Hewlett-Packard (Canada) Ltd.           843396885            8/7/98       Equipment, Other

Ontario                         Xerox Canada Ltd.                       836526789            12/4/97      Equipment, Other

Ontario                         Municipal Trust Co.                     822352527            5/31/96      Equipment 1-Canon LC5500
                                                                                                          Facsimile Unit 1-Canon
                                                                                                          NP6025 Photo Copier
                                                                                                          1-Destroyit 2402CC
                                                                                                          Shredder and the proceeds
                                                                                                          of the foregoing

Ontario                         Teletech Financial Corp.                817292376            10/10/95     Equipment, Other

Ontario                         PHH Canada Inc.                         802486656            10/1/92      Equipment, Other, Motor


                                                                                                          Vehicle Included

Ontario                         GE Capital Canada Inc.                  859446198            2/23/00      Equipment, Other

Ontario                         Liftow Limited                          861459327            5/3/00       Equipment, Other, Motor
                                                                                                          Vehicle Included 2000
                                                                                                          Toyota 7FG18; VIN: 12194

Ontario                         GMAC Leaseco Limited                    855814365            10/14/99     Consumer Goods, Equipment,
                                                                                                          Other, Motor Vehicle
                                                                                                          Included 1999 Chevrolet S
                                                                                                          Truck VIN:
                                                                                                          1GCCS1444XK219469

Ontario                         GMAC Leaseco Limited                    855484677            10/4/99      Consumer Goods, Equipment,
                                                                                                          Other, Motor Vehicle
                                                                                                          Included 1999 Chevrolet
                                                                                                          Silverado VIN:
                                                                                                          1GCEC14T4XE224621

Ontario                         Donlen Fleet Leasing Ltd.               851461875            5/28/99      Equipment, Other, Motor
                                                                                                          Vehicle Included 1999
                                                                                                          Pontiac Bonneville SE VIN:
                                                                                                          1G2HX52K7XH221962 All
                                                                                                          improvements, additions,
                                                                                                          replacement parts or any
                                                                                                          other modifications of any
                                                                                                          nature shall be, and
                                                                                                          always remain, the
                                                                                                          property of the lessor,
                                                                                                          the whole without any
                                                                                                          compensation to the
                                                                                                          lessee.

Ontario                         Donlen Fleet Leasing Ltd.               851461884            5/28/99      Equipment, Other, Motor
                                                                                                          Vehicle Included 1999
                                                                                                          Pontiac Bonneville SE VIN:
                                                                                                          1G2HX52K4XH222065 All
                                                                                                          improvements, additions,
                                                                                                          replacement parts or any
                                                                                                          other modifications of any
                                                                                                          nature shall be, and
                                                                                                          always remain, the
                                                                                                          property of the lessor,
                                                                                                          the whole without any
                                                                                                          compensation to the
                                                                                                          lessee.

Ontario                         Donlen Fleet Leasing Ltd.               851461893            5/28/99      Equipment, Other, Motor
                                                                                                          Vehicle Included 1999 Jeep
                                                                                                          Cherokee VIN:
                                                                                                          1J4FF78S7XL579773 All
                                                                                                          improvements, additions,

                                                                                                          replacement parts or any
                                                                                                          other modifications of any
                                                                                                          nature shall be, and
                                                                                                          always remain, the
                                                                                                          property of the lessor,
                                                                                                          the whole without any
                                                                                                          compensation to the
                                                                                                          lessee.

Ontario                         Donlen Fleet Leasing Ltd.               851461902            5/28/99      Equipment, Other, Motor
                                                                                                          Vehicle Included 1999
                                                                                                          Pontiac Bonneville SE VIN:
                                                                                                          1G2HX52K6XH238638 All
                                                                                                          improvements, additions,
                                                                                                          replacement parts or any
                                                                                                          other modifications of any
                                                                                                          nature shall be, and
                                                                                                          always remain, the
                                                                                                          property of the lessor,
                                                                                                          the whole without any
                                                                                                          compensation to the
                                                                                                          lessee.

Ontario                         AT&T Capital Canada Inc.                837993339            2/2/98       Equipment, Other

Ontario                         Xerox Canada Ltd.                       836526789            12/4/97      Equipment, Other

Ontario                         Donlen Fleet Leasing Ltd.               836258283            11/26/97     Equipment, Other, Motor
                                                                                                          Vehicle Included 1998
                                                                                                          Pontiac Bonneville VIN:
                                                                                                          1G2HX52K7W4212135 1997
                                                                                                          Pontiac Bonneville VIN:
                                                                                                          1G2HX52K6VH254206 All
                                                                                                          improvements, additions,
                                                                                                          replacement parts or any
                                                                                                          other modifications of any
                                                                                                          nature shall be, and
                                                                                                          always remain, the
                                                                                                          property of the lessor,
                                                                                                          the whole without any
                                                                                                          compensation to the
                                                                                                          lessee.

Ontario                         AT&T Capital Canada Inc.                833882301            8/28/97      Equipment, Other

Ontario                         Associates Capital Limited              826960176            12/9/96      Equipment, Other

Ontario                         IBM Canada Limited                      825540084            10/10/96     Equipment, Accounts, Other

Ontario                         Danka Business Systems Ltd.             825392826            10/4/96      Equipment, Other

Ontario                         IBM Canada Limited                      823927986            8/1/96       Equipment, Accounts,

                                                                                                          Other

Ontario                         Danka Business Systems Ltd.             822325041            5/31/96      Equipment, Other

Ontario                         Hitachi Credit Canada Inc.              821219166            4/18/96      Equipment, Other Computer
                                                                                                          equipment pursuant to
                                                                                                          lease agreement No. 374-12
                                                                                                          dated April 1, 1996, and
                                                                                                          all amendments thereto,
                                                                                                          under schedule of terms
                                                                                                          for equipment lease
                                                                                                          agreement No. 374 dated
                                                                                                          March 25, 1991, and all
                                                                                                          amounts owing thereunder.

Ontario                         PHH Canada Inc.                         802486656            10/1/92      Equipment, Other Motor
                                                                                                          Vehicle Included

Quebec                          National Leasing Group Inc.             99-0132084-0003      8/17/99      RSW Technik energy
                                                                                                          optimizer and related
                                                                                                          equipment described
                                                                                                          therein

Quebec                          PHH Vehicle Management Services, Inc.   99-0228671-0001      12/22/99     All present and future
                                                                                                          motor vehicles

Quebec                          Royal Bank of Canada                    95-0078805-0001      7/7/95       Re-transfer and
                                                                                                          re-assignment of claims

Quebec                          The Bank of Nova Scotia and             94-0098896-0003      8/22/94      Universality of all
                                                                                                          property, present and
                                                                                                          future, including claims,
                                                                                                          Shintech Inc. receivables,
                                                                                                          inventory, book debts,
                                                                                                          equipment and other
                                                                                                          movable property

Quebec                          AT&T Capital Canada Inc.                95-0095395-0023      8/16/95      6 Cannon fax machines and
                                                                                                          related equipment

Quebec                          AT&T Capital Canada Inc.                96-0110426-0002      9/6/96       Copiers, collators and
                                                                                                          related equipment

Quebec                          AT&T Capital Canada Inc.                96-0025850-0005      3/5/96       Copiers, collators and
                                                                                                          related equipment

Quebec                          AT&T Capital Canada Inc.                95-0071381-0007      6/20/95      Copiers, collators and
                                                                                                          related equipment

Secretary of State,             The CIT Group                           099-19922072927      10/8/92      Leased equipment
Colorado                        Credit Finance Inc.

Secretary of State,             AT&T Credit Corp.                       9734360328           12/5/97      Leased equipment
California

Secretary of State,             Newcourt Communications Finance Corp.   9913360864           5/12/99      Leased equipment
California

Secretary of State,             Fidelcor Business  Credit Corp.         19882015682          3/16/88      Leased equipment
Colorado

Secretary of State,             Fidelcor Business  Credit Corp.         099-19882032426      5/4/88       Leased equipment
Colorado

Secretary of State,             The CIT Group                           099-19922072926      10/8/92      Leased equipment
Colorado                        Credit Finance Inc.

Secretary of State,             The CIT Group                           099-19942088799      12/1/94      Leased equipment
Colorado                        Credit Finance Inc.

Secretary of State,             The CIT Group                           099-19972094027      10/27/97     Leased equipment
Colorado                        Credit Finance Inc.

Secretary of State, Indiana     AT&T Credit Corp.                       2045493              4/3/96       Leased equipment

Secretary of State, Indiana     AT&T Credit Corp.                       2075526              9/24/96      Leased equipment

Secretary of State, KY          AT&T Credit Corp.                       139641               1/5/96       Leased equipment

Secretary of State, KY          AT&T Credit Corp.                       143196               8/20/97      Leased equipment

Secretary of State, KY          Newcourt Communications Finance Corp.   1602095              10/21/99     Leased equipment

Secretary of State,             Plasto-O-Meric, Inc.                    2790951              5/19/97      Leased equipment
Missouri

Secretary of State, NJ          AT&T Credit Corp.                       UC-01675659          1/4/96       Leased equipment

Secretary of State, NJ          AT&T Credit Corp.                       UC-01693815          4/23/96      Leased equipment

Secretary of State, NJ          IBM Credit Corporation                  UC-01710839          7/15/96      Leased equipment

Secretary of State, NJ          AT&T Credit Corp.                       UC-01843825          6/15/98      Leased equipment

Secretary of State, NJ          Newcourt Communications Finance Corp.   UC-01871122          11/9/98      Leased equipment

Secretary of State, NJ          IBM Credit Corporation                  UC-01883746          1/14/99      Leased equipment

Secretary of State, NJ          Newcourt Communications Finance Corp.   UC-01943976          12/1/99      Leased equipment

Secretary of State, NJ          Newcourt Communications Finance Corp.   UC-01943984          12/1/99      Leased equipment

Secretary of State, NJ          Toyota Motor Credit                     UC-01951075          12/30/99     Leased equipment

Secretary of State, NJ          Advantage Bank                          UC-01893206          3/11/99      Leased equipment

Secretary of State, Ohio        Citicorp North America                  AL21925              8/15/94      Leased equipment

Secretary of State, Ohio        Yale Financial Services                 AN19393              11/19/96     Leased equipment

Secretary of State, Ohio        Yale Financial Services                 AN19409              11/19/96     Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0072841            8/7/98       Leased equipment

Secretary of State, Ohio        Citicorp North America                  AP0077086            8/17/98      Leased equipment

Secretary of State, Ohio        Keycorp Leasing                         AP0077677            8/19/98      Leased equipment

Secretary of State, Ohio        AT&T Credit Corp.                       AP0080076            9/2/98       Leased equipment

Secretary of State, Ohio        Safeco Credit Co. Inc.                  AP0094262            10/21/98     Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0100171            11/23/98     Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0112853            1/4/99       Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0145718            5/24/99      Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0153269            6/16/99      Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0176263            9/9/99       Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0180968            9/20/99      Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0188619            10/22/99     Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0191197            10/27/99     Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0195162            11/12/99     Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0196196            11/22/99     Leased equipment

Secretary of State, Ohio        Newcourt Communications Finance Corp.   AP0197242            12/1/99      Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0197921            12/1/99      Leased equipment

Secretary of State, Ohio        US Bank Trust                           AP0217222            2/29/00      Leased equipment

Secretary of State, Ohio        IBM Credit Corp.                        AP0222347            3/20/00      Leased equipment

Secretary of State, Ohio        CitiCorp                                AL21925              8/15/94      Blanket

Secretary of State, Ohio        Minnesota Mining & Mfg                  AL44935              11/28/94     Inventory

Secretary of State, Ohio        Citicorp                                AP280153             9/12/00      All accounts

Secretary of State, Ohio        Citicorp                                AP284296             9/27/00      Equipment

Secretary of State, Ohio        CIT Communications Finance Corporation  AP304325             12/27/00     Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          AP317257             1/25/01      Leased equipment

Secretary of State, Ohio        GFC Leasing                             AP316504             2/06/01      Leased equipment

Secretary of State, Ohio        CIT Communications Finance Corporation  AP316016             3/05/01      Leased equipment

Secretary of State, Ohio        Safeco Credit Co. Inc                   AP319100             3/14/01      Lease

Secretary of State, Ohio        Comdisco, Inc.                          AP328526             4/17/01      Lease

Secretary of State, Ohio        Comdisco, Inc.                          AP328533             4/17/01      Leased equipment

Secretary of State, Ohio        LINC Quantum Analytics                  AP340867             5/30/01      Equipment

Secretary of State, Ohio        NMHG Financial Services Inc.            OH00036157912        7/19/01      Equipment

Secretary of State, Ohio        Tennant Financial Services              OH00037860712        8/27/01      Equipment

Secretary of State, Ohio        Dana Corporation                        OH00039806285        10/12/01     Equipment

Secretary of State, Ohio        CISCO Systems Capital Corporation       OH00039906742        10/15/01     Equipment

Secretary of State, Ohio        Harwick Standard Distributing Co.       OH00042190738        12/03/01     Inventory

Secretary of State, Ohio        BASF Corporation                        OH00042647474        12/13/01     Inventory-consignment

Secretary of State, Ohio        CIBA Specialty Chemicals Corporation    OH00043096355        12/24/01     Inventory

Secretary of State, Ohio        Crown Credit Company                    OH00044256124        1/22/02      Equipment

Secretary of State, Ohio        Crown Credit Company                    OH00044256457        1/22/02      Equipment

Secretary of State, Ohio        Tennant Financial Services              OH00044522301        1/28/02      Equipment

Secretary of State, Ohio        Worldcom Communications, Inc.           OH00045792636        2/28/02      Equipment

Secretary of State, Ohio        ICX Corporation                         OH00046609165        3/18/02      Equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00046635716        3/19/02      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00046636273        3/19/02      Leased equipment

Secretary of State, Ohio        Tennant Financial Services              OH00046725373        3/20/02      Leased equipment

Secretary of State, Ohio        Marlin Leasing Corp.                    OH00047629421        4/09/02      Leased equipment

Secretary of State, Ohio        CIT Communications Finance Corporation  OH00048194732        4/22/02      Leased equipment

Secretary of State, Ohio        Citicorp North America                  OH00048307026        4/23/02      All accounts

Secretary of State, Ohio        Citicorp North America                  OH00048359540        4/24/02

Secretary of State, Ohio        Toyota Motor Credit Corporation         OH00048716285        5/02/02      Equipment

Secretary of State, Ohio        State Street Bank and Trust             OH00049499941        5/17/02      Blanket
                                Company, N.A. and
                                Angelita Pena

Secretary of State, Ohio        AW Chesterton Company                   OH00051263300        6/28/02      Equipment

Secretary of State, Ohio        Crown Credit Company                    OH00051500455        7/05/02      Equipment

Secretary of State, Ohio        Bayer Corporation                       OH00051752337        7/10/02      Consignment inventory

Secretary of State, Ohio        Bayer Polymers LLC                      20030800302

Secretary of State, Ohio        Hewlett-Packard Financial Services      OH00052279051        7/24/02      Equipment
                                Company

Secretary of State, Ohio        NMHG Financial Services Inc.            OH00053737509        8/30/02      Leased equipment

Secretary of State, Ohio        De Lage Landen Financial Services,      OH00053819179        9/03/02      Equipment
                                Inc.

Secretary of State, Ohio        ICX Corporation                         OH00056932273        11/20/02     Leased equipment

Secretary of State, Ohio        Citicorp Del Lease, Inc.                OH00058302199        12/26/02     Equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059308273        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059308384        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059308495        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059308617        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059308728        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059308839        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059308940        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059309063        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059309285        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059310319        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059312111        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059312333        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059312444        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059312555        1/22/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059331343        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059331565        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059331676        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059331787        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059331898        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059332022        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059332466        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059332688        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059332799        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059333145        1/23/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059694927        2/04/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059704728        2/04/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059704940        2/04/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059705174        2/04/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059705396        2/04/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059705518        2/04/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059705730        2/04/03      Leased equipment

Secretary of State, Ohio        Comdisco, Inc.                          OH00059705841        2/04/03      Leased equipment

Secretary of State, Ohio        Sun Chemical Company                    OH00059935676        2/10/03      Consignment Inventory

Secretary of State, Ohio        Toyota Motor Credit Company             OH00060401012        2/24/03      Equipment

Secretary of State, Ohio        Sayers Finance Corporation              OH00060687309        3/5/03       Leased equipment

Secretary of State, Ohio        Crompton Corporation                    OH00060883274        3/10/03      Consignment inventory

Secretary of State, Ohio        GFC Leasing                             OH000614285564                    Equipment

Secretary of State, Ohio        Ferro Corporation                       OH00061565362        3/27/03      Consignment inventory

Secretary of State, Ohio        Citicorp Del Lease, Inc.                OH00062065656        4/08/03      Equipment

Secretary of State, Ohio        General Electric Capital Corporation    AP0014808            1/06/98      Lease

Secretary of State, Ohio        Minnesota Mining & Mfg. 3M              AL44935              11/28/94     Consignment inventory
                                Receivables Management

Secretary of State, Ohio        Danka Financial Services                AP0073186            7/31/98      Equipment

Secretary of State, Ohio        The CIT Group/ Equipment
                                Financing, Inc.                         AP0088569            9/29/98      Equipment

Secretary of State, Ohio        The CIT Group/ Equipment                AP0098109            11/14/98     Equipment
                                Financing, Inc.

Secretary of State, Ohio        Inter-Tel Leasing Inc.                  AP0156103            6/07/99      Lease

Secretary of State, Ohio        NewCourt Communications Finance         AP0214066            2/15/00      Lease
                                Corporation

Secretary of State, Ohio        ICX Corporation                         AP0259669            8/03/00      Lease

Secretary of State, Ohio        ICX Corporation                         AP314254             12/22/00     Lease

Secretary of State, Ohio        CitiCorp                                AL21925              8/15/94      All Accounts

Secretary of State, Ohio        Yale Financial Services, Inc.           AN19409              11/19/96     Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0072841            8/07/98      Lease

Secretary of State, Ohio        CitiCorp                                AP0077086            8/17/98      All Accounts

Secretary of State, Ohio        KeyCorp Leasing                         AP0077677            8/19/98      Lease

Secretary of State, Ohio        AT&T Credit Corporation                 AP0080076            9/02/98      Lease

Secretary of State, Ohio        Safeco Credit Co. Inc.                  AP0094262            10/21/98     Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0100171            11/23/98     Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0112853            1/04/99      Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0145718            5/24/99      Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0153269            6/16/99      Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0176263            9/09/99      Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0180968            9/20/99      Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0188619            10/22/99     Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0191197            10/27/99     Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0195162            11/12/99     Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0196196            11/12/99     Lease

Secretary of State, Ohio        NewCourt Communications                 AP0197242            12/01/99     Lease
                                Finance Corporation

Secretary of State, Ohio        IBM Credit Corporation                  AP0197921            12/01/99     Lease

Secretary of State, Ohio        Bank of America Illinois                AP0217222            2/29/00      Lease

Secretary of State, Ohio        IBM Credit Corporation                  AP0222347            3/20/00      Lease

Secretary of State, Ohio        NewCourt Communications                 AP0260673            8/03/00      Lease
                                Finance Corporation

Secretary of State, Ohio        NewCourt Communications                 AP280998             8/31/00      Lease
                                Finance Corporation

Secretary of State, Texas       Arrowhead Industrial Water, Inc.        94-051890            3/21/94      Leased equipment

Secretary of State, Texas       Arrowhead Industrial Water, Inc.        98-750113            12/10/98     Leased equipment

Secretary of State, Texas       IBM Credit Corp.                        96-131342            7/3/96       Leased equipment

Secretary of State, Texas       Caterpillar Financial Services Corp.    97-005427            1/14/97      Leased equipment

Secretary of State, Texas       Associates Leasing, Inc.                97-141643            7/7/97       Leased equipment

Secretary of State, Texas       AT&T Credit Corp.                       97-172691            8/20/97      Leased equipment

Secretary of State, Texas       AT&T Credit Corp.                       97-246966            12/5/97      Leased equipment

State Corp. Com., VA            Unisys Corp.                            920592 1457          5/18/92      Leased equipment

State Corp. Com., VA            Unisys Corp.                            970213 7182          2/13/97      Leased equipment

State Corp. Com., VA            Unisys Corp.                            980224 7149          2/24/98      Leased equipment

Tennessee                       General Electric Capital Corporation    981-500049                        Lease

Texas                           PHH Vehicle Management Services         98-137367                         Lease
                                Corporation/D.L. Peterson Trust

Vigo County  Indiana            AT&T Credit Corp.                       193729               4/3/96       Leased equipment

Vigo County Indiana             AT&T Credit Corp.                       194701               9/5/96       Leased equipment

Wisconsin                       CitiCorp                                01855397             6/17/99      All Accounts

Wood County  Ohio               Plast-O-Meric, Inc.                     97-954               6/9/97       Leased equipment

                                                                SCHEDULE 5.02(d)
                                                                     ASSET SALES

The following are excluded from the limitations of Section 5.02(b) of the
Agreement:

1.    The assets of Borrower's Elastomers and Performance Additives business.

2. The assets of Borrower's Engineered Films business, including the capital stock interest of the Borrower in PolyOne Engineered Films, Inc.

3.    The assets of Borrower's Specialty Resins business.

                                                                SCHEDULE 5.02(i)
                                                EXISTING FOREIGN SUBSIDIARY DEBT

POLYONE CORPORATION - CONSOLIDATED
TOTAL DEBT OUTSTANDING

POLYONE USA CORPORATE

SUBSIDIARY
 Tekno Polimer Group                                                 1,154,418
 CORPORATE
 Citibank revolver                                                  35,000,000
                                                                   -----------
                              SHORT TERM BORROWING                  36,154,418
 SUBSIDIARY
 Polibasa                                                            7,558,250
 Bergmann                                                              367,470
 Star Color                                                             10,238
 Formulators Group - Acrol GB                                               (2)
 Lincoln & Southern Railroad                                            51,699
 PolyOne Canada                                                      1,022,798
                                                                   -----------
                               SUBTOTAL SUBSIDIARY                   9,010,453
 CORPORATE
 Bank One debenture                                                 75,000,000
 Bank One debenture - deriviative fair value adjustment                     --
 Bank One debenture swap unamortized                                 3,389,514
                                                                    78,389,514
 Bank One debenture                                                 50,000,000
 9-3/8% senior note                                                 87,775,000
 9-3/8% senior note - derivative fair value adjustment                      --
 9-3/8% senior note swap unamortized                                   865,385
 debt discount at merger unamortized                                   613,100
                                                                    89,253,485
 8.875% senior note                                                200,000,000
 8.875% senior note discount unamortized                            (1,626,890)
                                                                   198,373,110
 medium term notes                                                 160,000,000
 Medium term notes - derivative fair value adjustment                       --
 Medium term notes swap unamortized                                  3,037,023
 Debt discount at merger unamortized                                (7,320,053)
                                                                   155,716,970
 Colombian loan                                                     11,257,288
 FX adjustment                                                      (2,686,283)
                                                                     8,571,005
 Capital lease obligations                                             150,252
 Other                                                                      --
                                                                   -----------
                                 LONG TERM DEBT                    589,464,789

                                                                   -----------
 TOTAL DEBT                                                        625,619,207
                                                                   ===========

                                                                   SCHEDULE 8.13
                                                             RELEASED COLLATERAL

INITIAL PLEDGED SHARES- Certificates delivered under Security Agreement dated January 25, 2002 of:

      -PolyOne Distribution Company (Bruck Plastics Company)
      -PolyOne Engineered, Films, Inc.
      -Lincoln & Southern Railroad Company
      -Burton Rubber Company
      -Polymer Diagnostics, Inc.

RECEIVABLES AND RELATED CONTRACTS

ACCOUNT COLLATERAL

MORTGAGED PROPERTIES- Mortgages delivered as to the following properties will be released:

      -Burton, OH
      -Kennedale, TX
      -DeForest, WI
      -Wynne, AR
      -Henry, IL
      -Pedricktown, NJ
      -Dyersburg, TN
      -Jonesboro, TN
      -Winchester, VA

EQUIPMENT- Equipment located at the following properties will be released:

      -Burton, OH
      -Kennedale, TX
      -DeForest, WI
      -Wynne, AR
      -Henry, IL
      -Pedricktown, NJ
      -Dyersburg, TN
      -Jonesboro, TN
      -Winchester, VA

INTELLECTUAL PROPERTY-

            PATENTS AND APPLICATIONS RELEASED FROM SECURITY INTEREST

                                        APPLICATION
PAT. NO.       ISSUE DATE  SERIAL NO.   DATE            TITLE OF PATENT
--------       ----------  ----------   -----------     ---------------
5,496,684      3/5/1996    08/122,400   9/17/1993       PHOTOSENSITIVE COMPOSITIONS AND ELEMENTS FOR
                                                        FLEXOGRAPHIC PRINTING

5,496,685      3/5/1996    08/122,682   9/17/1993       PHOTOSENSITIVE COMPOSITIONS AND ELEMENTS FOR
                                                        FLEXOGRAPHIC PRINTING

5,676,461      10/14/1997  08/617,361   3/18/1996       OIL INJECTION APPARATUS AND METHOD FOR POLYMER
                                                        PROCESSING

5,851,731      12/22/1998  08/707,862   9/9/1996        COMPOSITION FOR THE MANUFACTURE OF FLEXOGRAPHIC
                                                        PRINTING PLATES

5,865,535      2/2/1999    08/965,307   11/6/1997       DYNAMIC MIXER CONTROL IN PLASTICS AND RUBBER
                                                        PROCESSING


5,974,167      10/26/1999  08/887,913   6/30/1997       SYSTEM AND METHOD FOR MEASURING AND CONTROLLING THE
                                                        QUALITY OF DISPERSION OF FILLER PARTICLES IN RUBBER
                                                        COMPOUNDS

6,017,679      1/25/2000   09/150,889   9/10/1998       COMPOSITION FOR THE MANUFACTURE OF FLEXOGRAPHIC
                                                        PRINTING PLATES

                           09/975,534   10/11/2001      MOLDING COMPOSITION FOR THE TRANSFER OF
                                                        MICRO-STRUCTURED SURFACES.

                           09/975,700   10/11/2001      VACUUM FORMED THERMOPLASTIC FILMS AND ARTICLES
                                                        THEREFROM

                           10/100,830   3/18/2002       PROCESS FOR PRODUCING A MULTI-COLORED COVERSTOCK

                           60/431,308   12/6/2002       LINER WITH DIFFERENT IMPRESSMENTS AT OPPOSING
                                                        SURFACES

                               MARKS RELEASED FROM SECURITY INTEREST

MARK                                 APPLN. DATE          APPLN. NO.         REG. NO.     REG. DATE
----                                 -----------          ----------         --------     ---------
ACCU-WAY                             21-Mar-90                               1673872      28-Jan-92

ADAPHAX                              18-Jul-69                               894862       21-Jul-70

ADVANCE                              22-Nov-95                               2015482      12-Nov-96

AMBEREX                              10-Aug-62                               755774       3-Sep-63

AUTOGUARD OEM                        22-Mar-00            76008362           2698214      18-Mar-03

AUTOMASK                             22-Mar-00            76008361

B and DESIGN                         10-Jul-72                               971697       30-Oct-73

BUR-A-LOY                            2-Dec-81                                1242470      21-Jun-83

CASTILLIAN                           18-Nov-99                               2390002      26-Sep-00

CHASE IMAGE                          10-Sep-96                               2125186      30-Dec-97

CHASE WAVE                           10-Sep-96                               2226542      23-Feb-99

COLONIAL (Stylized)                  3-Nov-77                                1132000      1-Apr-80

COPY DEFENDER                        4-Apr-00                                2519478      18-Dec-01

CREATING THE RIGHT MIX               4-Mar-96                                2052381      15-Apr-97

CSW                                  13-Jun-89                               1624843      27-Nov-90

DESICAL                              11-Oct-66                               846885       2-Apr-68

Design of Pilgrim's Head             3-Nov-77                                1110723      9-Jan-79

DLP                                  29-Apr-02            76402342

FACTICE (Stylized)                   18-Aug-34                               321475       5-Feb-35

FACTICE (Stylized)                   28-Jan-55                               642757       19-Mar-57

FLEXCLEAR                            1-Mar-90                                1622516      13-Nov-90

GRID-PAK                             17-Oct-79                               1159976      7-Jul-81

H2OKAY!                              22-Jan-88                               1569699      5-Dec-89

HANNA IMAGE ANALYSIS                 20-Nov-97                               2303370      28-Dec-99

HYDRO FLOW                           5-Aug-02             76437637

LUBREX                               24-Jan-68                               861263       3-Dec-68

MBZ                                  11-Nov-74                               1015583      15-Jul-75

MELOS                                28-Sep-00                               2492500      25-Sep-01

MULTI-PURGE                          2-Nov-90                                1683548      21-Apr-92

NEOPHAX                              9-Apr-56                                659638       25-Mar-58

OSULLIVAN                            25-Mar-91                               1723596      13-Oct-92

P.O.A.                               23-Mar-01            76229582

POLYBOUND                            29-Sep-94                               2044293      11-Mar-97

POLYMER DIAGNOSTICS & DESIGN         16-Feb-98                               2313072      1-Feb-00

POLYTRON                             14-Dec-92                               1866372      6-Dec-94

PROFLEX                              27-Apr-01            76247357

REGALITE                             28-Jul-97                               2220182      26-Jan-99

REGALTECH                            20-Jul-89                               1622502      13-Nov-90

ROLL-A-GLASS                         19-Jun-75                               1056068      11-Jan-77

S'OFFICE                             14-Jun-89                               1595364      8-May-90

STAN-MAG                             19-Mar-62                               748034       16-Apr-63

STAN-TONE (Stylized)                 7-Dec-46                                511127       21-Jun-49

ULTRALITE                            8-Feb-79                                1386714      18-Mar-86

ULTRALITE                            15-Jun-98                               2323216      28-Feb-00

ULTRASHIELD                          22-Sep-92                               1861385      1-Nov-94

ULTRASHIELD                          3-Jun-98                                2363698      4-Jul-00

ULTRASHIELD AND DESIGN               23-Jan-98                               2290539      2-Nov-99

VELVET CRUSH                         23-Mar-01            76232851

                               MARKS RELEASED FROM SECURITY INTEREST

MARK                                 APPLN. DATE          APPLN. NO.         REG. NO.     REG. DATE
----                                 -----------          ----------         --------     ---------
VISIONS                              29-Dec-98                               2387091      19-Sep-00

VVO                                  4-Jan-94                                1978733      4-Jun-96

WAVE                                 10-Sep-96                               2226541      23-Feb-99

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE

U.S.$_______________                     Dated:  _______________, 200_

            FOR VALUE RECEIVED, the undersigned, POLYONE CORPORATION, an Ohio corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of May 6, 2003 among the Borrower, the Lender and certain other lenders parties thereto, and Citicorp USA, Inc. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

            The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest in respect of each Advance are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the Credit Agreement are secured by collateral as provided therein.

                                           POLYONE CORPORATION


                                           By_______________________
                                              Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                                            AMOUNT OF
                                   AMOUNT OF             PRINCIPAL PAID           UNPAID PRINCIPAL             NOTATION
           DATE                     ADVANCE                OR PREPAID                 BALANCE                   MADE BY





























                                                   EXHIBIT B - FORM OF NOTICE OF
                                                                       BORROWING

Citicorp USA, Inc., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720

                                     [Date]

            Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

            The undersigned, PolyOne Corporation, refers to the Amended and Restated Credit Agreement, dated as of May 6, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is _______________, 200_.

            (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iii) The aggregate amount of the Proposed Borrowing is $_______________].

            [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in the Loan Documents are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

            (C) the Indenture Limit exceeds the aggregate principal amount of the Advances plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Proposed Borrowing, as evidenced by the calculations set forth on Annex I hereto.

                                         Very truly yours,

                                         POLYONE CORPORATION


                                         By_________________________
                                            Title:

                                     ANNEX I

                                                                                                  2002              2003
                                                                                                  POLYONE           POLYONE
INDENTURE                           AMOUNT   %     GEON INDENTURE     HANNA 9 3/8 INDENTURE       HANNA MTNS        INDENTURE
---------                           ------  ---    --------------     ---------------------       ----------        ---------
Consolidated Tangible Assets                 5%
Consolidated Net Tangible Assets            10%
Consolidated Shareholders Equity            10%
Consolidated Net Tangible Assets            10%     _____________     ___________________        ____________        _________

MAXIMUM LIMIT X .95

Less - Secured Debt
(other than under Revolving Credit Agreement)

Availability under Basket - subtotal                _____________     ___________________        ____________        _________

Exceptions:

Availability under Basket                           _____________     ___________________        ____________        _________

Advances plus Available Amount of Letters of Credit to be outstanding after giving effect to Proposed Borrowing      _________

                                                                       EXHIBIT C
                                                       ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Amended and Restated Credit Agreement dated as of May 6, 2003 (as amended or modified from time to time, the "Credit Agreement") among PolyOne Corporation, an Ohio corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citicorp USA, Inc., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement together with participations in Letters of Credit held by the Assignor on the date hereof. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[, if any,] held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on Schedule 1 hereto].

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby

(including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Percentage interest assigned:                                        _____%

Assignee's Revolving Credit Commitment:                              $______

Aggregate outstanding principal amount of Advances assigned:         $______

Principal amount of Note payable to Assignee:                        $______

Principal amount of Note payable to Assignor:                        $______

Effective Date*:  _______________, 200_


                                     [NAME OF ASSIGNOR], as Assignor

                                     By_____________________________
                                       Title:

                                     Dated:  _______________, 200_

                                     [NAME OF ASSIGNEE], as Assignee

                                     By
                                          Title:

                                     Dated:  _______________, 200_

                                     Domestic Lending Office:
                                           [Address]

                                     Eurodollar Lending Office:
                                           [Address]

----------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted and Approved this
__________ day of _______________, 200_


CITICORP USA, INC., as Agent

By_____________________________________
   Title:

Approved this __________ day
of _______________, 200_


POLYONE CORPORATION

By_____________________________________
   Title:

                                                            EXHIBIT F-1- FORM OF
                                                              OPINION OF COUNSEL
                                                                FOR THE BORROWER

                                             [Effective Date]

May 6, 2003

To each of the Lenders parties
to the Amended and Restated Credit Agreement dated as of May 6, 2003 among PolyOne Corporation, said Lenders and Citicorp USA, Inc., as Agent for said Lenders

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 3.01(h)(iv) of the Amended and Restated Credit Agreement, dated as of May 6, 2003 (the "Credit Agreement"), among PolyOne Corporation (the "Borrower"), the Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders. Terms defined in such Credit Agreement are used herein as therein defined.

            We have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement.

In that connection, we have examined:

      1. The Credit Agreement.

      2. The documents furnished by the Borrower pursuant to Article III of the Credit Agreement, including the Security Agreement.

      3. The Articles of Incorporation of the Borrower and all amendments thereto (the "Charter").

      4. The Regulations of the Borrower and all amendments thereto (the "By-laws").

      5. A certificate of the Secretary of State of Ohio, dated April 21, 2003, attesting to the continued corporate existence and good standing of the Borrower in that State.

In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers for the Borrower, and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

Our opinions expressed below are limited to the law of the State of Ohio and the Federal law of the United States.

            Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

      1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

      2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws, or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or
      (iii) any contractual or legal restriction applicable to the Borrower. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

      3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes.

      4. To the best of our knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or the consummation of the transactions contemplated thereby or that, except as described in Schedule 3.01(b) to the Credit Agreement, are likely to have a materially adverse effect upon the financial condition or operations of the Borrower or any of its Subsidiaries.

      5. In any action or proceeding arising out of or relating to the Credit Agreement in any court of the State of Ohio or in any Federal court sitting in the State of Ohio, such court would recognize and give effect to the provisions of Section 8.09 of the Credit Agreement wherein the parties thereto agree that the Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of Ohio or a federal court sitting in the State of Ohio would apply the usury law of the State of New York, and would not apply the usury law of the State of Ohio, to the Credit Agreement and the Notes. However, if a court of the State of Ohio or a Federal court sitting in the State of Ohio were to hold that the Credit Agreement and the Notes are governed by, and to be construed in accordance with, the laws of the State of Ohio, the Credit Agreement and the Notes would be, under the laws of the State of Ohio, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

      6. The Security Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Parties, as security for the payment of the Secured Obligations as defined therein, a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the UCC as enacted in the State of Ohio. Perfection of the security interest in the Collateral, other than the Patents and Trademarks, shall occur upon the recordation of UCC-1 financing statements pursuant to Article 9 of the UCC as enacted in the State of Ohio.

      The opinions set forth above are subject to the following qualifications:

            (a) Our opinion in the last sentence of paragraph 5 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally.

            (b) Our opinion in the last sentence of paragraph 5 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

            (c) We express no opinion as to (i) Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or other similar rights with respect to such participation and (ii) the effect of the law of any jurisdiction other than the State of Ohio wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

                                          Very truly yours,.

                                                                       EXHIBIT F

                                ESCROW AGREEMENT

                                     BETWEEN

                               POLYONE CORPORATION

                                       AND

                                 CITIBANK, N.A.

                            DATED AS OF MAY __, 2003

                                ESCROW AGREEMENT

      ESCROW AGREEMENT made this day of May, 2003 (the "Agreement") by and between CITIBANK, N.A., a national banking institution incorporated under the laws of the United States of America (the "Escrow Agent"), and POLYONE CORPORATION, an Ohio corporation (the "Depositor").

      WHEREAS, this Agreement is being entered into in connection with the Purchase Agreement, dated April 30, 2003, among the Depositor and the Initial Purchasers (as defined below), pursuant to which, among other things, the Depositor is issuing and selling to Citigroup Global Markets Inc., McDonald Investments Inc., NatCity Investments, Inc. and SBK Investment Corp., on the date hereof, $300,000,000 aggregate principal amount of the Depositor's 10 5/8% Senior Notes due 2010 (the "Senior Notes");

      WHEREAS, the Depositor intends to use a portion of the proceeds from the offering of the Senior Notes to repay, from time to time, all of the Depositor's outstanding 9.375% Senior Notes due 2003 (the "September Notes"), which mature on September 15, 2003; and

      WHEREAS, the Depositor and Escrow Agent have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account (as defined below) so that the Depositor may use such funds to repay the September Notes.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Depositor appoints Citibank, N.A. as the escrow agent for the Escrow Property (as defined below) and directs Citibank, N.A. as the escrow agent to maintain the Escrow Account upon the terms and conditions set forth in this Agreement. Citibank, N.A. hereby accepts such appointment as the escrow agent for the Escrow Property and agrees to maintain the Escrow Account and to act as the escrow agent for the Escrow Property, in each case in accordance with and subject to the following Instructions and Terms and Conditions:

                                I. INSTRUCTIONS:

1.    ESCROW PROPERTY

      The property and/or funds deposited or to be deposited with Escrow Agent by the Depositor shall be as follows:

      Cash in the amount of $87,775,000.

      The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively the "Distributions") received by Escrow Agent, less any property and/or funds distributed or paid in accordance with this Agreement, are collectively referred to herein as "Escrow Property".

      Escrow Agent shall establish an escrow account (the "Escrow Account") and shall maintain the Escrow Property in the Escrow Account.

2.    INVESTMENT OF ESCROW PROPERTY

      Escrow Agent shall invest or reinvest Escrow Property, without distinction between principal and income, in accordance with written instructions delivered to Escrow Agent specifying any one or more of the following investments from the Depositor designated herein. Initially, until otherwise directed in writing the Escrow Property shall be invested in [provide money market fund].

      (1) Any U.S. Government or U.S. Government security;

      (2) Any commercial paper rated A1/P1 or better having the best yield or price available at the time the trade is executed. Be advised that due to the potential conflict of interest, Escrow Agent will not purchase Citigroup or any affiliate commercial paper (collectively "Citigroup Paper") unless the Depositor specifically authorizes Escrow Agent, in writing, that it is authorized to purchase Citigroup Paper. Authorization for the purchase of Citigroup Paper must be given by the Depositor(s) on a transaction by transaction basis;

      (3) Money market funds having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition, including any fund for which Escrow Agent or an Affiliate of Escrow Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian, notwithstanding that (A) Escrow Agent or an Affiliate of Escrow Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiates at arm's length) and (B) Escrow Agent charges and collects fees and expenses for services rendered, pursuant to this Agreement.

                  Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if all or a portion of the Escrow Property is deposited with Escrow Agent after 11:00 a.m. (E.S.T.) on the day of deposit. Instructions to invest or reinvest that are received after 11:00 a.m. (E.S.T.) will be treated as if received on the following business day in New York.

                  Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever Escrow Agent shall be required to release the Escrow Property pursuant to the terms hereof. Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property.

                  If a selection is not made, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that Escrow Agent may earn fees associated with the investments outlined above.

      Any investment direction contained herein may be executed through an affiliated broker dealer of Escrow Agent and shall be entitled to such usual and customary fee. Neither Citigroup nor any of its affiliates assume any duty or liability for monitoring the investment rating.

      Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 5 of the Terms and Conditions.

3.    WRITTEN INSTRUCTION

      All instructions, approvals or certificates required under this Agreement will be delivered to Escrow Agent in writing, in either original or facsimile form, executed by an officer of the Depositor authorized to give such instructions, approvals or certificates under this Agreement (an "Authorized Person"). The identity of the Authorized Persons, as well as their specimen signatures, will be delivered to Escrow Agent in the form of an Incumbency Certificate in the form of Exhibit A attached hereto and will remain in effect until the Depositor notifies Escrow Agent of any change. In its capacity as Escrow Agent, Escrow Agent will accept all instructions and documents complying with the above under the indemnities provided in this Agreement, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Further to this procedure, Escrow Agent reserves the right to telephone an Authorized Person to confirm the details of such instructions or documents if they are not already on file with us as standing instructions. Escrow Agent and the Depositor agree that the above constitutes a commercially reasonable security procedure.

4.    DISTRIBUTION OF ESCROW PROPERTY

      Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

      Escrow Agent shall release all or any portion of the Escrow Property to the Depositor as soon as practicable upon receipt by Escrow Agent of an Officer's Certificate of the Depositor signed by an Authorized Person substantially in the form of Exhibit B attached hereto (an "Officer's Certificate"). If the Depositor requests that less than all of the Escrow Property be released, than the Officer's Certificate relating to such request shall indicate the amount of the Escrow Property to be released.

      In the event that all or any portion of the Escrow Property has not been released to the Depositor in accordance with the preceding paragraph by 5:00 p.m. (New York City time) on September 15, 2003, Escrow Agent shall, as soon as practicable, release any and all remaining Escrow Property to the Depositor.

      Any release of the Escrow Property to the Depositor shall be made pursuant to the bank wiring instructions provided in paragraph 5 of Part I below unless otherwise instructed in writing by an Authorized Person.

5.    ADDRESSES AND ACCOUNT INFORMATION

      Notices, instructions and other communications shall be sent to Escrow Agent, Citibank Agency & Trust, 111 Wall Street, 14th Floor, New York, New York 10005, (telephone number: (212) 657-0955, facsimile number: (212) 657-2762 and to the Depositor as follows:

                    PolyOne Corporation
                    200 Public Square, 36th Floor
                    Cleveland, Ohio 44114-2304
                    Attn: John L. Rastetter, Treasurer
                    Phone: (216) 589-4291
                    Facsimile: (216) 589-4280

            with a copy to:

                    PolyOne Corporation
                    PolyOne Center
                    33587 Walker Road
                    Avon Lake, Ohio 44012

                    Attn: Wendy C. Shiba, Chief Legal Officer
                    Phone: (440) 930-1359
                    Facsimile: (440) 930-1002

                    Bank Wiring Instructions:

6.    COMPENSATION

      (a) At the time of execution of this Agreement, the Depositor shall pay Escrow Agent a fee of $15,000.00. The Depositor agrees to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). In addition, the Depositor shall pay Escrow Agent a fee of $2,500.00 for each amendment to this Agreement. It is understood that Escrow Agent's fees may be adjusted from time to time to conform to its then current guidelines.

      (b) The Depositor shall be responsible for and shall reimburse Escrow Agent upon demand for all fees, expenses and disbursements incurred or made by Escrow Agent in connection with this Agreement.

                            II. TERMS AND CONDITIONS

1. Escrow Property shall be held by Escrow Agent either directly or through the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities (the "Book-Entry System"), The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission ("DTC"), or through any other clearing agency or similar depository (a "Clearing Agency"). Escrow Agent shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at DTC or with any Clearing Agency unless Escrow Agent shall have received actual and timely notice of the same, nor shall Escrow Agent have any responsibility or liability for the actions or omissions to act of the Book-Entry System, DTC or any Clearing Agency.

2. The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Depositor is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Depositor or an entity acting on its behalf. Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder.

3. This Agreement is for the exclusive benefit of the parties hereto and their respective permitted successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever except as provided in paragraph 14 hereof with respect to the resignation of Escrow Agent

4. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

5. (a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Depositor or any entity acting on behalf of the Depositor, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest incident to any such delays, or
      (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

      (b) If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent or its counsel hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefore from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose. Escrow Agent may in its sole discretion withhold from any distribution of Escrow Property an amount of Escrow Property it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which Escrow Agent is entitled to hereunder.

      (c) As security for the due and punctual performance of any and all of the Depositor's obligations to Escrow Agent hereunder, now or hereafter arising, the Depositor hereby pledges, assigns and grants to Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all Distributions thereon or additions thereto (whether such additions are the result of deposits by the Depositor or the investment of Escrow Property). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against the Depositor and all third parties in accordance with the terms of this Agreement.

      (d) Escrow Agent may reasonably consult with legal counsel of its own choosing at the expense of the Depositor as to any matter relating to this Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

      (e) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

      (f) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

6. Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. Should Escrow Agent in its sole discretion or otherwise credit Distributions before the same are finally collected, such credits shall be provisional and may be reversed by Escrow Agent without notice until such time as the same shall be finally collected. All such collections shall be subject to Escrow Agent's usual collections practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

7. Escrow Agent shall provide to the Depositor monthly statements identifying transactions, transfers or holdings of Escrow Property, and each such statement shall be deemed to be correct and final upon receipt thereof by the Depositor unless the Depositor notifies Escrow Agent in writing to the contrary within thirty (30) business days of the date of such statement.

8. Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

9. Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

10. When Escrow Agent is instructed in writing to deliver securities against payment, or to effect payment against delivery, delivery and receipt of payment may not be completed simultaneously, and the Depositor agrees that Escrow Agent shall incur no liability for any credit risk involved, and that Escrow Agent may deliver and receive securities, and arrange for payments to be made and received, in accordance with customs prevailing from time to time among brokers or dealers in such securities.

11. At any time, Escrow Agent may request an instruction in writing in English from the Depositor and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least one business day after the Depositor receives Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, Escrow Agent has not received the written instructions requested.

12. Notices, instructions or other communications shall be in writing in English and shall be given to the address set forth in the "Addresses" provision herein (or to such other address as may be substituted therefore by written notification to Escrow Agent or the Depositor). Notices to Escrow Agent shall be deemed to have been given when actually received by Escrow Administration (Global Agency Trust). Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Depositor or by a person or persons authorized by the Depositor. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or a banking holiday in New York, such time shall be extended to the next day on which Escrow Agent is open for business.

13. The Depositor shall be liable for and shall reimburse and indemnify Escrow Agent (and any predecessor Escrow Agent) and hold Escrow Agent harmless from and against any and all claims, losses, actions. liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively "Losses") arising from or in connection with its administration of this Agreement, provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its own gross negligence or own willful misconduct for which Escrow Agent has assumed liability pursuant to preceding subparagraph (a) of paragraph 5 hereof. In addition, when Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telephone, telex or facsimile, Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Depositor or is not in the form the Depositor sent or intended to send (whether due to fraud, distortion or otherwise). The Depositor shall indemnify Escrow Agent against any loss, liability, claim or expense (including reasonable legal fees and expenses) it may incur with its acting in accordance with any such communication. This paragraph shall survive the termination of this Agreement or the removal of Escrow Agent.

14. (a) The Depositor may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days' prior notice in writing signed by the Depositor. Escrow Agent may resign at any time by giving the Depositor thirty (30) calendar days' prior written notice thereof.

      (b) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, the Depositor shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may, in its sole discretion, deliver the Escrow Property to PolyOne Corporation at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by the Depositor. In the event of any such resignation or removal, Escrow Agent shall have no further obligation with respect to Escrow Property.

      (c) Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent's fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and conclusively expenses or other obligations are paid.

      (d) Upon delivery of the Escrow Property to the success or Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

15. (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by the Depositor, which eliminates such ambiguity or uncertainty.

      (b) In the event of any dispute between or conflicting claims among the Depositor and/or any other person or entity with respect to any Escrow Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Depositor for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been perfected. Escrow Agent shall act on such court order and legal opinions without further question. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by the Depositor.

      (c) Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

16. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. The Depositor hereby submits to the personal jurisdiction of, and agrees that all proceedings relating hereto shall be brought in, courts located within the City and State of New York. The Depositor hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction the Depositor may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. The Depositor waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that said opinion is final and non-appealable. Escrow Agent shall act on such court order and legal opinions without further question.

17. Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Depositor shall pay or reimburse Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Depositor will provide Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of Escrow Agent.

18. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

19. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

20. The Depositor hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by the Depositor does not and will not violate any applicable law or regulation.

21. Escrow Agent hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by Escrow Agent does not and will not violate any applicable law or regulation.

22. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way effect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

23. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

24. This Agreement shall terminate upon the distribution of all Escrow Property from the account established hereunder. The provisions of these Terms and Conditions shall survive termination of this Agreement and/or the resignation or removal of Escrow Agent.

25. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Citibank, N.A." by name or the rights, powers, or duties of Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent.

26. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

27. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

28. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

29. Any corporation into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent shall be a party, or any corporation succeeding to the business of Escrow Agent shall be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

      IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

                                          POLYONE CORPORATION

                                          By:___________________________
                                          Name:
                                          Title:


                                          CITIBANK, N.A.,
                                          AS ESCROW AGENT

                                          By:___________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                         FORM OF INCUMBENCY CERTIFICATE

                  The undersigned hereby certifies that she/he is the [INSERT TITLE] of PolyOne Corporation, an Ohio corporation (the "Company"), and as such she/he is authorized to execute this Certificate and further certifies that the following persons have been elected or appointed, are qualified, and are now acting as officers of the Company in the capacity or capacities indicated below, and that the signatures set forth opposite their respective names are their true and genuine signatures. She/he further certifies that any of the persons listed below [is/are] authorized [please choose one] [individually or jointly] to sign agreements and give written instructions with regard to any matters pertaining to the Escrow Agreement, dated as of May __, 2003, and the appointment of Citibank, N.A., as escrow agent:

Name                         Title                     Phone                       Signature
----                         -----                     -----                       ---------






                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed
the corporate seal of the Company this __ day of                , 2003.

                                                [SIGNED BY SOMEONE WHOSE NAME IS
                                                NOT INCLUDED IN THE ABOVE LIST]


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT B

                  OFFICER'S CERTIFICATE OF POLYONE CORPORATION

                  This certificate is being delivered pursuant to paragraph 4 of part I of the Escrow Agreement, dated as of May __, 2003 (the "Escrow Agreement"), between PolyOne Corporation (the "Company"), and Citibank, N.A., as escrow agent (the "Escrow Agent"). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Escrow Agreement.

            1. The Company hereby requests through the undersigned Authorized Person that [$__________ of the Escrow Property / all of the Escrow Property] be released to the Company.

            2. The Company hereby certifies through the undersigned Authorized Person that:

                  (a) the Company will use all or a portion of the Escrow
            Property released pursuant to this Certificate to repay, redeem, purchase, defease or otherwise satisfy its obligations under any of its outstanding 9.375% Senior Notes due 2003 (the "Senior Notes"); and

                  (b) the Company will use all or a portion of the Escrow
            Property released pursuant to this Certificate for general corporate purposes after the Company has repaid, redeemed, purchased, defeased or otherwise satisfied its obligations under all of the Senior Notes.

                  IN WITNESS WHEREOF, the Company, through the undersigned
officer, has signed this Certificate this [     ] day of [     ], 2003.

                                             POLYONE CORPORATION


                                             By:________________________________
                                                Name:
                                                Title: